As filed with the Securities and Exchange Commission on November  ___, 2022

File No.____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State of other jurisdiction of incorporation or organization)

15151 Springdale Street

Huntington Beach, CA, 92649

Phone: (949) 381-1834

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Eric Newlan

Newlan Law Firm, PLLC

2201 Long Prairie Road, Suite 107-762

Flower Mound, Texas 75022

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Nate Steck

Chief Executive Officer

15151 Springdale Street

Huntington Beach, CA, 92649

Phone: (949) 381-1834

Email: nate@nateshomemade.com

7389	46-3403755
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

As filed with the Securities and Exchange Commission on November ___, 2022

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated November ___, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Nates Food Co.

1,000,000,000 Shares of Common Stock

By this Offering Circular, Nate’s Food Co., a Colorado corporation, is offering for sale a maximum of 1,000,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $____[0.0005-0.005] per share, pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $10,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $5,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of SEC qualification; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	1,000,000,000	$__[0.0005-0.005]	$-0-	$____[500,000-5,000,000]
(1)

We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)	Does not account for the payment of expenses of this offering estimated at $20,000. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “NHMD” in the OTC Pink marketplace of OTC Link. On November 10, 2022, the closing price of our common stock was $0.0013 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: each share of Series A Preferred Stock is entitled to 1,000 votes per share. Our officers and directors, as the owner of substantially all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”). You should purchase Offered Shares only if you can afford a complete loss of your investment. See Risk Factors, beginning on page 4, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to ‘Qualified Purchasers’” (page 14). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is_________, 2022.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the financial statements and the notes thereto. Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to Nate’s Food Co., a Colorado corporation, including its subsidiaries.

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Our Company

Nate’s Foods Co. was incorporated in the State of Colorado on January 12, 2000, as Capital Resource Alliance, Inc. On May 19, 2014, our company completed a reverse merger transaction with Nate’s Pancakes, Inc., a privately-owned Indiana corporation. In connection with the reverse merger transaction, we became a food manufacturing and product company. In May 2014, we changed our corporate name to Nate’s Food Co.

Currently, we are attempting to restart our food product business with our licensed “Sh’Mallow” product. In 2021, we became engaged in “Bitcoin Mining,” the process by which Bitcoins are created resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners. We have purchase and now maintain ASIC (application-specific integrated circuit) computers – computers specifically designed for cryptocurrency mining – for our Bitcoin Mining. We have placed this Bitcoin Mining equipment with a third-party datacenter, or farm (often referred as a “Co-Location”), that powers and operates our Bitcoin Mining equipment for a fee. We generate revenues through receiving Bitcoin from our Bitcoin Mining equipment. We intend exclusively to mine Bitcoin. (See “Business”).

Offering Summary

Securities Offered	The Offered Shares, 1,000,000,000 shares of common stock, are being offered by our company.
Offering Price Per Share	$____[0.0005-0.005] per Offered Share.
Shares Outstanding Before This Offering	580,024,616 shares of common stock issued and outstanding as of the date of this Offering Circular.
Shares Outstanding After This Offering	1,580,024,616 shares of common stock issued and outstanding, assuming a maximum offering hereunder.
Minimum Number of Shares to Be Sold in This Offering	None
Disparate Voting Rights

Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: each share of Series A Preferred Stock is entitled to 1,000 votes per share. Our officers and directors, as the owners of substantially all of the outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Investor Suitability Standards

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “NHMD” in the OTC Pink marketplace of OTC Link.
Termination of this Offering

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Use of Proceeds	We will apply the proceeds of this offering for sales and marketing, equipment and general and administrative expenses and working capital. (See “Use of Proceeds”).
Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information

Our principal executive offices are located at 15151 Springdale Street, Huntington Beach, California 92649; our telephone number is (949) 341-1834; our corporate website is located at www.natesfoodco.com. No information found on our company’s website is part of this Offering Circular.

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Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements. As a Tier 2 issuer under Regulation A, we will file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering.

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

There is a substantial doubt about our ability to continue as a going concern. The report of our independent auditors that accompanies our financial statements includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, citing our need for additional capital for the future planned expansion of our activities and to service our ordinary course activities (which may include servicing of indebtedness). The inclusion of a going concern explanatory paragraph in the report of our independent auditors will make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. To date, we have generated limited revenues from our operations, and we have incurred significant losses in prior periods. For the three months ended August 31, 2022, we reported a net loss of $61,237 (unaudited) and, as of such date, we had an accumulated deficit of $4,959,263 (unaudited). For the years ended May 31, 2022 and 2021, we had net income of $120,276 and $1,142,894, respectively, and, as of such dates, we had an accumulated deficit of $4,898,026 and $5,018,302, respectively.

We had net cash used in operating activities of $20,278 (unaudited) for the three months ended August 31, 2022. At August 31, 2022, we had a working capital deficit of $992,075 (unaudited) and a shareholders’ deficit of $929,545 (unaudited). We had net cash used in operating activities of $216,990 and $4,112 for the years ended May 31, 2022 and 2021, respectively. At May 31, 2022, we had a working capital deficit of $946,660 and a shareholders’ deficit of $912,858. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

At August 31, 2022, and as of the date of this Offering Circular, we do not have sufficient cash resources or current assets to pay our obligations. This circumstance represents a significant risk to our business and shareholders and results in: (1) making it more difficult for us to satisfy our obligations; (2) impeding us from obtaining additional financing in the future for working capital, capital expenditures and general corporate purposes; and (3) making us more vulnerable to a downturn in our business and limits our flexibility to plan for, or react to, changes in our business.

The time required for us to become profitable under our current business structure is highly uncertain, and we cannot assure you that we will achieve or sustain profitability or generate sufficient cash flow from operations to meet our planned capital expenditures, working capital and debt service requirements. If required, our ability to obtain additional financing from other sources also depends on many factors beyond our control, including the state of the capital markets and the prospects for our business. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We intend to seek interim short-term financing to continue full legal compliance with its SEC filings, and to bring on the necessary personnel to begin its future development activities. Our working capital needs will be met largely from the sale of debt and public equity securities, including in this offering, until such time that funds provided by operations, if ever, are sufficient to fund working capital requirements. The accompanying financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should our company be unable to continue as a going concern.

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Our cash expenses are large relative to our cash resources and cash flow. At August 31, 2022, we had $510 (unaudited) in cash and continue to have limited cash resources available to us. Consequently, we have been required either to sell new shares of our common stock or convertible promissory notes to raise the cash necessary to pay ongoing expenses and to make new investments, which actions could lead to continuing dilution in the interest of our existing shareholders.

We will require additional capital to fund our operations and if we do not obtain additional capital, we may be required to substantially limit our operations. Our business does not presently generate the cash needed to finance our current and anticipated operations and we need to obtain additional financing to finance our operations, until such time that we are able to conduct profitable revenue-generating activities.

Anticipated, but as yet unproven, revenue from sponsorships, television, licensing, special events and market reservations are expected to provide sufficient working capital for on-going operations. Our capital requirement in connection with our growth plans requires substantial working capital to fund our business.

We require short-term financing, as well as financing over the next 12 months, to satisfy our anticipated capital needs. However, as discussed below, the impact of the COVID-19 pandemic has had, and may continue to have, material and adverse effects on our ability to successfully obtain the required capital.

Through the date of this Offering Circular, smaller investments have been obtained to meet certain our ongoing expenses. We cannot assure you that adequate financing will be available on acceptable terms, if at all. Our failure to raise additional financing, including through this offering, in a timely manner would adversely affect our ability to pursue our business plan and could cause us to delay launching our league and our proposed business plan.

Our quarter-to-quarter performance may vary substantially, and this variance, as well as general market conditions, may cause our stock price to fluctuate greatly and even potentially expose us to litigation. We have been unable to generate significant revenues under our our business plan and we cannot accurately estimate future revenue and operating expenses based on historical performance. Our quarterly operating results may vary significantly based on many factors, including:

•	fluctuating demand for our current and future food products;
•	announcements or implementation by our competitors of new products;
•	amount and timing of our costs related to our marketing efforts or other initiatives;
•	our reliance on suppliers and cryptocurrency exchanges;
•	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
•	our ability to execute our business plan;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to finance our business;
•	our ability to compete and succeed in highly competitive and rapidly evolving business;
•	our ability to respond and adapt to changes in technology and cybersecurity threats;
•	our ability to protect our intellectual property and to develop, maintain and enhance strong brands.
•	our ability to adapt to regulatory and legal changes relating to mining and use of cryptocurrencies;
•	loss of value due to price volatility at time of sale of cryptocurrencies;
•	our ability to secure our cryptocoins from loss, theft or restriction of access;
•	risks related to delays in acquisition, obsolescence and equipment malfunction;
•	inadequate cryptocoin awards transaction fees to sustain mining operations;
•	inability to obtain mining equipment;
•	inability to insure operations due to nature of business or uneconomical cost of coverage;
•	loss of coins due to incorrect or fraudulent transactions that are irreversible;
•	competition with other cryptocurrencies, technologies, investment strategies and industry changes; and
•	geopolitical events, economic crisis, and banking regulations affecting cryptocurrencies.

Our current and future expense estimates are based, in large part, on estimates of future revenue, which is difficult to predict. We expect to make significant operating and capital expenditures in connection with the development of our plan of business. We may be unable to, or may elect not to, adjust spending quickly enough to offset any unexpected revenue shortfall. If our increased expenses were not accompanied by increased revenue in the same quarter, our quarterly operating results would be harmed.

The COVID-19 pandemic could have a material adverse impact on our business, results of operations and financial condition. In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and are likely to have an adverse impact on consumer confidence and spending, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 is likely to result in sustained market turmoil, which could also negatively impact our business, financial condition and cash flows.

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Should the adverse impacts described above (or others that are currently unknown) occur, whether individually or collectively, our company would expect to experience, among other things, an inability to produce revenues and cash flows sufficient to conduct operations, meet the terms of our existing debt covenants and other requirements under our financing arrangements or service our outstanding debt. Such a circumstance could, among other things, exhaust our liquidity (and ability to access liquidity sources) or trigger an acceleration to pay a significant portion or all of our then-outstanding debt obligations, which we may be unable to do.

If we fail to effectively manage our growth, and effectively develop our business, our business will be harmed. Failure to manage growth of operations could harm our business. To date, a significant amount of activities and resources have been directed at developing our business plan and potential related products. In order to effectively manage growth, we must:

•	Continue to develop an effective planning and management process to implement our business strategy;
•	Hire, train and integrate new personnel in all areas of our business; and
•	Increase capital investments.

We cannot assure you that we will be able to accomplish these tasks or effectively manage our growth.

We are dependent upon our key executives for future success. Our future success to a significant extent depends on the continued services of our executive officers, Nate Steck, our President and CEO, and Marc Kassoff, our CFO. The departure of Mr. Steck or Mr. Kassoff could materially adversely affect our ability to implement our business strategy. Currently, we do not maintain for our benefit, any key-man life insurance on our key executives.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies concerning our business plans. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in our business operations.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to our Food Product Business

The food industry is highly competitive and our failure to remain competitive could adversely affect our result of operations and financial condition. The food industry is highly competitive and includes many regional, national and international companies, some of which have achieved substantial market share. We compete primarily on the basis of product features, brand recognition, quality and price. The failure to remain competitive could adversely affect our results of operations and financial condition. Some of our competitors offer types of products that we do not sell, and some of our competitors are larger and have substantially greater financial and other resources than us.

We will be dependent on the performance of third-party suppliers, which may cause delays in filling orders, thereby affecting our financial condition. As a result of our business rationalization and cost reduction efforts, we intend to outsource all of our manufacturing to third parties. As a result of this outsourcing, we are dependent in part on the performance of third-party suppliers in order to deliver quality products in a timely manner. In addition, because our third-party manufacturers’ will produce our products, such circumstance exposes us to the risk that major incidents at such sites, such as fire or earthquake damage, could substantially reduce or halt production. In the event we are required to shift the manufacturing of some of our products from one geographical location, or from one contract manufacturer, to another, our ability to fulfill orders and our cost of sales may be adversely affected, which would negatively impact our results of operations.

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We may be affected by raw material and energy price increases which may decrease our margins and impact our ability to achieve profitability. The production of our products will be dependent on the timely availability of certain raw materials to our third-party manufacturers whose prices are driven by the price development on the world market. Changing raw material prices can have a material impact on our earnings and cash flows, and are likely to have a significant impact on earnings and cash flows in future periods. We may not be able to pass on to our customers increases in costs resulting from raw material and energy prices.

The performance of our food business may be impacted by general economic conditions and an economic downturn. Recessionary pressures from an overall decline in U.S. economic activity could adversely impact our results of operations. Economic uncertainty may reduce consumer spending and could result in increased pressure from competitors or customers to reduce the prices of our products and/or limit our ability to increase or maintain prices, which could lower revenues and profitability. Instability in the financial markets may impact our ability or increase the cost to enter into new credit agreements in the future. Additionally, it may weaken the ability of customers, suppliers, distributors, banks, insurance companies and other business partners to perform in the normal course of business, which could expose us to losses or disrupt supply of inputs used to conduct our business. If one or more key business partners fail to perform as expected or contracted, our operating results could be negatively impacted.

We may incur significant future expenses due to the implementation of our business strategy. We strive to achieve our long-term vision of being a leading purveyor of shelf stable products. Such action is subject to the substantial risks, expenses and difficulties frequently encountered in the implementation of a business strategy. If we are unsuccessful in developing, acquiring and/or licensing new brands, and increasing distribution and sales volume of our existing products, our operating results could be negatively impacted. Even if we are successful, this business strategy may require us to incur substantial additional expenses, including advertising and promotional costs, “slotting” expenses (i.e., the cost of obtaining shelf or freezer space in certain grocery stores), and integration costs of any future acquisitions. We also may be unsuccessful at integrating any future acquisitions.

Changes in consumer preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition. The food processing industry in general, and the functional food and need-state specific industries in particular, are subject to changing consumer trends, demands and preferences. Trends within the functional food change often and our failure to anticipate, identify or react to changes in these trends could, among other things, lead to reduced demand and price reductions, and could have a material adverse effect on our business, results of operations and financial condition. These changes might include consumer demand for new products or formulations that include health-promoting ingredients. Our success depends, in part, on our ability to anticipate the tastes and dietary habits of consumers and to offer products that appeal to their needs and preferences on a timely and affordable basis.

Fluctuations in various food and supply costs as well as increased costs associated with product processing and transportation could materially adversely affect our operating results. Our third-party manufacturers will obtain most of the key ingredients used in our products from third-party suppliers. As with most food products, the availability and cost of raw materials used in our products can be significantly affected by a number of factors beyond our control, such as general economic conditions, growing decisions, government programs (including government programs and mandates relating to ethanol), weather conditions such as frosts, drought, and floods, and plant diseases, pests and other acts of nature. Because we will not control the production of raw materials, we will also subject to delays caused by interruptions in production of raw materials based on conditions not within our control. Such conditions include job actions or strikes by employees of suppliers, weather, crop conditions, transportation interruptions, natural disasters, palm oil sustainability issues and boycotts of products or other catastrophic events.

There can be no assurance that we or our manufacturers will be able to obtain alternative sources of raw materials at favorable prices, or at all, should there be shortages or other unfavorable conditions. In some instances, we enter into forward purchase commitments to secure the costs of projected commodity requirements needed to produce our finished goods. These commitments are stated at a firm price, or as a discount or premium from a future commodity price and are placed with our manufacturers or directly with ingredient/packaging suppliers. There can be no assurance that our pricing commitments will result in the lowest available cost for the commodities used in our products.

In addition, energy is required to process and produce our products. Transportation costs, including fuel and labor, also impact the cost of manufacturing our products. These costs fluctuate significantly over time due to factors that may be beyond our control.

Our third-party manufacturers’ inabilities to obtain adequate supplies of raw materials for our products or energy at favorable prices, or at all, as a result of any of the foregoing factors or otherwise, could cause an increase in our cost of sales and a corresponding decrease in gross margin, or cause our sales and earnings to fluctuate from period to period. Such fluctuations and decrease in gross margin could have a material adverse effect on our business, results of operations and financial conditions. There is no assurance that we would be able to pass along any cost increases to our customers.

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Risks Related to our Bitcoin Mining Business

The further development and acceptance of the Bitcoin Network and other digital asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in our company. Digital assets, such as bitcoins, that may be used to buy and sell goods and services, among other uses, are a new and rapidly evolving industry of which the Bitcoin Network is a prominent, but not unique, part. The growth of the digital assets industry, in general, and the Bitcoin Network, in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital assets industry, as well as the Bitcoin Network, include:

•	continued worldwide growth in the adoption and use of bitcoins and other digital assets;
•	government and quasi-government regulation of bitcoins and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin Network or similar digital assets systems;
•	the maintenance and development of the open-source software protocol of the Bitcoin Network;
•	changes in consumer demographics and public tastes and preferences;
•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
•	general economic conditions and the regulatory environment relating to digital assets.

Currently, there is relatively small use of bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in us. As relatively new products and technologies, bitcoins and the Bitcoin Network have only recently become widely accepted as a means of payment for goods and services by many major retail and commercial outlets and use of bitcoins by consumers to pay such retail and commercial outlets remains limited. Conversely, a sizable portion of bitcoin demand is generated by speculators and investors seeking to profit from the short or long-term holding of bitcoins. A lack of expansion by bitcoins into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the price of bitcoin, either of which could adversely impact an investment in us.

Significant Bitcoin Network contributors could propose amendments to the Bitcoin Network’s protocols and software that, if accepted and authorized by the Bitcoin Network, could adversely affect an investment in us. A small group of individuals contribute to the Bitcoin Core project on www.Github.com, a website that allows collaboration on source codes through the cloud. This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. These individual(s) can propose refinements or improvements to the Bitcoin Network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin Network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoins. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the Bitcoin Blockchain by increasing the size of blocks to accommodate a larger volume of transactions. Although some proponents support an increase, other market participants oppose an increase to the block size as it may deter miners from confirming transactions and concentrate power into a smaller group of miners. To the extent that a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network would be subject to new protocols and software that may adversely affect an investment in our securities. In the event a developer or group of developers proposes a modification to the Bitcoin Network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result. This is known as a “hard fork.” In such a case, the “hard fork” in the Blockchain could materially and adversely affect the perceived value of bitcoin as reflected on one or both incompatible blockchains, that may adversely affect an investment in us.

The open-source structure of the Bitcoin Network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the Bitcoin Network and an investment in us. The Bitcoin Network operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open source project, Bitcoin is not represented by an official organization or authority. As the Bitcoin Network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the Bitcoin Network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer (Mr. van der Laan, among others, this type of financial incentive is not typical). The lack of guaranteed financial incentive for contributors to maintain or develop the Bitcoin Network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin Network may reduce incentives to address the issues adequately or in a timely manner. This may adversely affect an investment in us.

If a malicious actor or botnet obtains control in excess of 50 percent of the processing power active on the Bitcoin Network, it is possible that such actor or botnet could manipulate such Network in a manner that adversely affects an investment in us. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the blockchain on which the Bitcoin Network and all bitcoin transactions rely on by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the Bitcoin Network can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new bitcoins or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own bitcoins (i.e., spend the same bitcoins in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power on the Bitcoin Network or the bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to the Network Blockchain may not be possible. Such changes could adversely affect an investment in us.

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In late May and early June 2014, a mining pool known as GHash.io approached and, during a 24 to 48-hour period in early June may have exceeded, the threshold of 50 percent of the processing power on the Bitcoin Network. To the extent that GHash.io did exceed 50 percent of the processing power on the network, reports indicate that such threshold was surpassed for only a short period, and there are no reports of any malicious activity or control of the Bitcoin Blockchain performed by GHash.io. Furthermore, the processing power in the mining pool appears to have been redirected to other pools on a voluntary basis by participants in the GHash.io pool, as had been done in prior instances when a mining pool exceeded 40 percent of the processing power on the Bitcoin Network. The approach to and possible crossing of the 50 percent threshold indicate a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the Bitcoin ecosystem, including the Core Developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining in excess of 50 percent of the processing power on the Bitcoin Network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase--which could adversely impact an investment in us.

If the award of bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high enough to incentivize miners, miners may cease expending hashrate to solve blocks and confirmations of transactions on the Bitcoin Blockchain could be slowed temporarily. A reduction in the hashrate expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor obtaining control in excess of fifty percent (50%) of the aggregate hashrate active on the Bitcoin Network or the Blockchain, potentially permitting such actor to manipulate the Blockchain in a manner that adversely affects an investment in us. As the award of new bitcoins for solving blocks declines, and if transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. The current fixed reward for solving a new block is six and one-quarter (6.25) bitcoin per block. This reduction may result in a reduction in the aggregate hashrate of the Bitcoin Network as the incentive for miners will decrease. “Hashrate” is the output of a hash function and, as it relates to bitcoin, the hashrate is the speed at which a compute is completing an operation in the bitcoin code. (A higher hashrate is better when mining as it increases the miner’s opportunity of finding the next block and receiving the then applicable bitcoin reward.)

Moreover, miners ceasing operations would reduce the aggregate hashrate on the Bitcoin Network, which could adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin Network more vulnerable to a malicious actor obtaining control in excess of fifty (50) percent of the aggregate hashrate on the Bitcoin Network. Periodically, the Bitcoin Network adjusts the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten (10) minute confirmation time targeted by the Bitcoin Network protocol. We believe that, from time to time, there will be further considerations and adjustments to the Bitcoin Network regarding the difficulty for block solutions. More significant reductions in aggregate hashrate on the Bitcoin Network could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of the Bitcoin Network may negatively impact the value of bitcoin which could adversely impact an investment in us.

To the extent that the profit margins of Bitcoin mining operations are not high, operators of Bitcoin mining operations are more likely to immediately sell bitcoins earned by mining in the Bitcoin Exchange Market, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us. Over the past two years, Bitcoin Network mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power brought onto the Bitcoin Network is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin Network miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell bitcoins earned from mining operations on a Bitcoin Exchange Market, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoins for more extended periods. The immediate selling of newly mined bitcoins increases the supply of bitcoins on the Bitcoin Exchange Markets, creating downward pressure on the price of bitcoins.

The extent to which the value of bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin-and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold into the Bitcoin Exchange Market more rapidly, thereby potentially reducing bitcoin prices. Lower bitcoin prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a negative effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable and remove mining power from the Bitcoin Network. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely impact an investment in us.

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To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the Bitcoin Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin Network which could adversely impact an investment in us. To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the Blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the Bitcoin Blockchain. Any systemic delays in the recording and confirmation of transactions on its blockchain could result in greater exposure to double-spending transactions and a loss of confidence in the Bitcoin Network which could adversely impact an investment in us.

The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a “fork” in its blockchain, resulting in the operation of two separate networks until such time as the forked blockchains are merged. The temporary or permanent existence of forked Bitcoin blockchains could adversely impact an investment in us. Bitcoin is an open source project and, although there is an influential group of leaders in the Bitcoin Network community (including the Core Developers), there is no official developer or group of developers that formally controls the Bitcoin Network. Any individual can download the Bitcoin Network software and make any desired modifications which are proposed to users and miners on the Bitcoin Network through software downloads and upgrades, typically posted to the bitcoin development forum on www.GitHub.com. A substantial majority of miners and bitcoin users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the Bitcoin Network. Since the Bitcoin Network’s inception, changes to the Bitcoin Network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin Network remains a coherent economic system; however, a developer or group of developers could potentially propose a modification to the Bitcoin Network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin Network. In such a case, and if the modification is material and/or not backwards compatible with the prior version of Bitcoin Network software, a fork in the blockchain could develop and two separate Bitcoin Networks could result, one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin” network). Such a fork in its blockchain typically would be addressed by community-led efforts to merge the forked blockchains, and several prior forks have been so merged. This kind of split in the Bitcoin Network could materially and adversely impact an investment in us and, in the worst-case scenario, harm the sustainability of the Bitcoin Network’s economy.

Intellectual property rights claims may adversely affect the operation of the Bitcoin Network. Third parties may assert intellectual property claims relating to the holding and transfer of digital assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Bitcoin Network’s long-term viability or the ability of end-users to hold and transfer bitcoins may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing the Bitcoin Network or holding or transferring their bitcoins. As a result, any intellectual property claims against us or other large Bitcoin Network participants could adversely affect an investment in us.

The Bitcoin Exchanges on which bitcoins trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other assets. In the event the Bitcoin Exchanges representing a substantial portion of the volume in bitcoin trading are involved in fraud or experience security failures or other operational issues, such Bitcoin Exchanges’ failures may result in a reduction in the price of bitcoin and can adversely affect an investment in us. Bitcoin Exchanges on which the bitcoins trade are new and, in most cases, largely unregulated. Furthermore, many Bitcoin Exchanges (including several of the most prominent U.S. Dollar Denominated Bitcoin Exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, Bitcoin Exchanges, including prominent exchanges handling a significant portion of the volume of bitcoin trading.

Over the past four years, a number of Bitcoin Exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). Furthermore, the collapse of the largest Bitcoin Exchange in 2014 suggests that the failure of one component of the overall Bitcoin ecosystem can have consequences for both users of a Bitcoin Exchange and the Bitcoin industry as a whole.

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A lack of stability in the Bitcoin Exchange Market and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in bitcoin value. These potential consequences of a Bitcoin Exchange’s failure could adversely affect an investment in us.

Political or economic crises may motivate large-scale sales of bitcoins, which could result in a reduction in Bitcoin value and adversely affect an investment in us. As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in bitcoin value and could adversely affect an investment in us.

Demand for bitcoin is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect an investment in us. The Bitcoin Network and bitcoins, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the Bitcoin Blockchain and transaction verification system. Having a large mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

Currently, there over ten thousand alternate digital assets (or altcoins) in addition to Bitcoin, which, together, have a total estimated market capitalization of approximately $1 trillion. Bitcoin enjoys an estimated 40% market share and Ethereum, the largest altcoin, enjoys an estimated 18% market share. Despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that another digital asset could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the Bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If a digital asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share as well as other digital assets we may become involved in and have a negative impact on the demand for, and price of, such digital assets and could adversely affect an investment in us.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our bitcoins. Bitcoin and other cryptocurrencies exist as decentralized networks on the internet. Decentralization means that there is no controlling entity to provide security to market participants. This requires each party to adopt technology, processes and systems to protect and safekeep their bitcoin and crypto assets. We engage with leading exchanges like Coinbase as our hot wallet to receive, payout, and convert our mining payouts into fiat US Dollars. Accounts are password protected and require 2-factor authentication or an Authentication app for additional security. If we choose to hold bitcoins or any other cryptocurrency for investment purposes, we will rely on Bitgo Inc.’s multi-signature enterprise storage solution, cold wallets, future insured custodial services, or other combinations of soft and hard wallets to safeguard our bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. We believe that our accounts may become a more appealing target of security threats as the size of our bitcoin holdings grow. To the extent that either Bitgo Inc. or we or the exchanges we use are unable to identify and mitigate or stop new security threats, our crypto assets and systems may be subject to theft, loss, destruction or other attack which could adversely affect an investment in us.

Security threats to us or to our co-location facility could result in a loss of our bitcoins, or damage to the reputation and our brand, each of which could adversely affect an investment in us. Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our bitcoins. Any breach of our infrastructure could result in damage to our reputation which could adversely affect an investment in us. Furthermore, we believe that, as our assets grow, we may become an appealing target for security threats, such as hackers and malware.

We will primarily rely on leading exchanges such as Coinbase for our hot wallets and Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our investment holdings of bitcoins and other crypto currencies from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, exchanges, Coinbase and Bitgo Inc.’s security system may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by us.

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The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. Security systems should treat bitcoin and crypto currencies as cash. Crypto currencies are controlled by their private keys. Anyone with the private key may transfer the asset. Implementing effective company policies regarding access to those private keys is required to secure our crypto assets. A loss of the private keys will result in a loss of the crypto asset. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed which could adversely affect an investment in us.

In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in us.

A loss of confidence in, or a breach of, our security system, or that of our co-location facility, may adversely affect us and the value of an investment in us. We will take measures to protect us and our bitcoins from unauthorized access, damage or theft; however, it is possible that the security system may not prevent the improper access to, or damage or theft of our bitcoins. A security breach could harm our reputation or result in the loss of some or all of our bitcoins. A resulting perception that our measures do not adequately protect our bitcoins could result in a loss of current or potential shareholders, reducing demand for our Common Stock and causing our shares, even if not yet publicly traded, to decrease in value.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed Bitcoin transactions could adversely affect an investment in us. Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the Bitcoin Network. Once a transaction has been verified and recorded in a block that is added to its blockchain, an incorrect transfer of bitcoins or theft of bitcoins generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of bitcoins will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our bitcoins could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received our bitcoins through error or theft, we will be unable to revert or otherwise recover incorrectly transferred bitcoins of our company. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect an investment in us.

Our bitcoins may be subject to loss, damage, theft or restriction on access. There is a risk that part or all of our bitcoins could be lost, stolen or destroyed. We believe that our bitcoins will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our bitcoins. Although we will primarily utilize exchanges, Coinbase and Bitgo Inc.’s enterprise multi-signature storage solution, to minimize the risk of loss, damage and theft, we cannot guarantee that we can prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to our bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect our operations and, consequently, an investment in us.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our shareholders to the risk of loss of our bitcoins for which no person is liable. The bitcoins held by us are not insured and are unlikely to be in the future. Therefore, a loss may be suffered with respect to our bitcoin which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and, consequently, an investment in us.

We may not have adequate sources of recovery if our bitcoins are lost, stolen or destroyed. If our bitcoins are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of ours.

The sale of our bitcoins to pay expenses at a time of low bitcoin prices could adversely affect an investment in us. We may sell bitcoins to pay expenses on an as-needed basis, irrespective of then-current bitcoin prices. Consequently, our bitcoins may be sold at a time when the bitcoin prices on the Bitcoin Exchange Market are low which could adversely affect an investment in us.

Intellectual property rights claims may adversely affect an investment in us. We are not aware of any intellectual property claims that may prevent us from operating and holding bitcoins; however, third parties may assert intellectual property claims relating to the operation of us and the mechanics instituted for the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extremely expensive and be borne by us through the sale of our bitcoins. Additionally, a meritorious intellectual property claim could prevent us from operating and force us to liquidate our bitcoins. As a result, an intellectual property claim against us could adversely affect an investment in us.

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Advances in mining technology, difficulty, and hash-rate competition could make our operations less profitable or even obsolete. Bitcoins are mined using computer technology to operate the mining protocol with algorithmic adjustments to the difficulty level required to validate transactions. To maximize bitcoin rewards, miners increase computing capacity, measured in hash rates, resulting in increasing difficulty adjustments. This creates a vicious cycle akin to an arms race with miners seeking to deploy the most powerful mining equipment possible. If there are technological advances in the hardware, software or other aspects of the mining technology, our operations could suffer reduction or elimination of our profits, accelerated depreciation of our assets and force us to increase investments in newer technologies to maintain operations. These operating variables could adversely affect an investment in us.

Risks Related to Our Transaction Verification Business

The loss or destruction of a private key required to access a bitcoin wallet may be irreversible. Our loss of access to our private keys or a data loss relating to our company’s bitcoins could adversely affect an investment in our company. Bitcoins are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the bitcoins are held. We are required by the operation of the Bitcoin Network to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the Bitcoin Network. We will safeguard and protect the private keys relating to our bitcoins by primarily utilizing exchange security protocols like Coinbase’s authentication app which requires access to both company password protected accounts and company cell phone at same time for our hot wallet, and cold wallets or Bitgo Inc.’s enterprise multi-signature storage solution for investment holdings; to the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the bitcoins held by it and the private key will not be capable of being restored by the Bitcoin Network. Any loss of private keys relating to digital wallets used to store our bitcoins could adversely affect an investment in us.

If the award of bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to cover expenses related to running data center operations it may have adverse effects on an investment in us. If the award of new bitcoins for solving blocks declines and transaction fees are not sufficiently high, our operating expenses may outweigh our revenues for mining bitcoins which may adversely impact an investment in us.

As the number of bitcoins awarded for solving a block in its blockchain decreases, the incentive for miners to continue to contribute processing power to the Bitcoin Network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoins and prevent the expansion of the Bitcoin Network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us. In order to incentivize miners to continue to contribute processing power to the Bitcoin Network, the Bitcoin Network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the Bitcoin Network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees become too low, it may be economically unfeasible to maintain the network. If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoins as a means of payment and existing users may be motivated to switch from bitcoin to another digital asset or back to fiat currency. Decreased use and demand for bitcoins may adversely affect their value and may adversely impact an investment in us.

Risks Related to Government Regulation

Regulatory changes or actions may restrict the use of bitcoins or the operation of the Bitcoin Network in a manner that adversely affects an investment in us. Until recently, little or no regulatory attention has been directed toward bitcoin and the Bitcoin Network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, SEC. FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin Network, Bitcoin users and the Bitcoin Exchange Market.

On July 25, 2017, the SEC issued a Report of Investigation or Report which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report focused on the activities of Ether which is the second largest reported digital currency. The Report emphasized that, whether or not a digital asset is a security, is based on the facts and circumstances. Many cryptocurrencies raise funding through the use of Initial Coin Offerings (or “ICOs”) that have not been qualified under federal securities laws. The unqualified (or registered) ICO offerings are the subject of intense and other regulatory scrutiny. In contrast to those non-SEC qualified offerings, we will only seek to raise public funding through the use of the offerings qualified or registered under the Securities Act of 1933.Our intent to invoke such Act is intended to negate any reason for the SEC’s various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. The CFTC has determined that bitcoin and other virtual currencies are commodities and the sale of derivatives based on digital currencies must be done in accordance with the provisions of the Commodity Exchange Act and CFTC regulations. Also, of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but has only become of legal tender status in El Salvador. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” To the extent that bitcoin itself is determined to be a security, commodity, future or other regulated asset or, to the extent that a U.S. or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin Network or bitcoin trading and ownership, trading or ownership in bitcoin or an investment in us may be adversely affected.

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The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.

Local state regulators such as the NYSDFS have also initiated examinations of bitcoin, the Bitcoin Network and the regulation thereof. In July 2014, the NYSDFS proposed the first U.S. regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth,” and an opinion from the U.S. District Court for the Northern District of Illinois identified Bitcoin as “virtual currency.” Additionally, two CFTC commissioners publicly expressed a belief that derivatives based on bitcoin are subject to the same regulation as those based on commodities, and the IRS released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of U.S. states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoin). The bill indirectly authorizes bitcoin’s use as an alternative form of money in the state. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in “virtual currencies.” In September 2015, the bill was ordered to become an inactive file and as of the date of this Offering Statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or the ability of us to continue our operations.

Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the Bitcoin Network and Bitcoin users.

Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In Australia, a GST (similar to the European value added tax (“VAT”)) is currently applied to Bitcoin, forcing a ten (10) percent markup on top of market price, essentially preventing the operation of any Bitcoin exchange. This may be undergoing a change, however, since the Senate Economics References Committee and the Productivity Commission recommended that digital currency be treated as money for GST purposes to remove the double taxation. The United Kingdom determined that the VAT will not apply to Bitcoin sales. In China, a recent government notice classified bitcoin as legal and “virtual commodities.” However, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In January 2017, the People’s Bank of China announced that it had found several violations, including margin financing and a failure to impose anti-money laundering controls, after on-site inspections of two China-based Bitcoin Exchanges. In response to the Chinese regulator’s oversight, the three largest China-based Bitcoin Exchanges, OKCoin, Huobi and BTC China, started charging trading commission fees to suppress speculative trading and prevent price swings which resulted in a significant drop in volume on these exchanges. Since December 2013, China, Iceland, Vietnam and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized digital assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own digital currency, and the House of Lords and Bank of England started discussing the feasibility of creating a national virtual currency, the BritCoin. As of July 2016, Iceland was studying how to create a system in which all money is created by a central bank, and Canada was beginning to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments. In July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other digital assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in 2017. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network and its users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin economy.

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In June 2021, China banned banks from facilitating cryptocoin transactions and banned all crypto mining in the country, stating that crypto mining is an “extremely harmful” industry that jeopardizes China’s pursuit of carbon neutrality [Source: Forbes.com]. With China’s government’s pointing to environmental concerns to justify its imposition of a ban on crypto mining, it has become more likely that Western nations may also attempt to regulate crypto mining activities under the auspices of existing or new environmental laws and regulations.

The effect of any future regulatory change on us, bitcoins or other digital assets is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

Because the law regarding cryptocurrency and bitcoin is unsettled, some commentators have argued that it may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in our company’s securities may also be considered illegal and subject to sanction. Although bitcoin currently is not regulated, or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us.

If regulatory changes or interpretations of our activities require our registration as a Money Services Business (MSB) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration of us as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent we decide to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease our operations. Any termination of certain company operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. To the extent that our activities cause us to be deemed a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate our company to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that the activities of our company cause us to be deemed a “money transmitter” (MT or equivalent designation) under state law in any state in which we operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the NYSDFS has finalized its “BitLaicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Starting January 1, 2016, New Hampshire requires anyone who exchanges a digital currency for another currency must become a licensed and bonded money transmitter. In numerous other states, including Connecticut and Wyoming, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other digital assets. We will continue to monitor for developments in such legislation, guidance or regulations.

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Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, we and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If we are deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate our company. Any such action may adversely affect an investment in us.

Current interpretations require the regulation of bitcoins under the CEA by the CFTC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. Current and future legislation, CFTC and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoin derivatives are not excluded from the definition of “commodity future contract” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

Bitcoins have been deemed to fall within the definition of a commodity and we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us. No CFTC orders or rulings are currently applicable to our business.

If regulatory changes or interpretations require the regulation of bitcoins under the Securities Act, the Exchange Act and/or the Investment Company Act by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this Offering Circular, we are not aware of any rules or interpretations that have been proposed to regulate bitcoins as securities. In this regard, our management, in cooperation with counsel, continually monitors legislative and regulatory proposals and other related developments that may serve to classify bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

We do not believe bitcoins meet the definition of a security, based on the leading Supreme Court case, SEC v.W.J. Howey Co. In Howey, the Court established a test for determining if an asset is an investment contract, that is, a security, based upon whether there was: (1) an investment of money, (2) in a common enterprise, (3) with the expectation of profits, (4) primarily through the efforts of others. Bitcoin fails to meet all four prongs of the Howey test, inasmuch as there is no “common enterprise” associated with bitcoin and no “efforts of others.” Purchasers of the Offered Shares should note, however, that such determination made by our company is a risk-based judgment and does not constitute a legal standard or determination binding in any manner on any regulatory body or court.

If and to the extent that bitcoins are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our company as an investment company. In this regard, our management, in cooperation with counsel, continually monitors legislative and regulatory proposals and other related developments that may cause our company, as a company the assets of which are, and in the future are expected to be, nearly exclusively bitcoins, to become subject to the Investment Company Act. Additionally, one or more states may conclude bitcoins are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not be able to comply. Such additional registrations may result in extraordinary, non-recurring expenses for our company, thereby materially and adversely impacting an investment in our company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our operations. Any such action may adversely affect an investment in us.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on our company or our shareholders. Current IRS guidance indicates that digital assets such as bitcoins should be treated and taxed as property, and that transactions involving the payment of bitcoins for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which action can be expected to have an adverse affect an investment on an investment in our company.

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On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to digital assets such as bitcoins. The agency determined that New York State would follow IRS guidance with respect to the treatment of digital assets such as bitcoins for state income tax purposes. Furthermore, they defined digital assets such as bitcoin to be a form of “intangible property,” meaning the purchase and sale of bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of digital assets such as bitcoins for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences including the imposition of greater a greater tax burden on investors in bitcoin or imposing a greater cost on the acquisition and disposition of bitcoins, generally; in either case potentially having a negative effect on prices in the Bitcoin Exchange Market and may adversely affect an investment in our company.

Foreign jurisdictions may also elect to treat digital assets such as bitcoins differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could impact the price of bitcoins and negatively impact an investment in our company.

In addition, we cannot provide any assurance that such federal and state enforcement policies may deviate from the current policies in effect or in the future. See the “Risk Factors” and “Business - Government Regulation” sections of this Offering Circular for more information.

Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our services. Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage sales and marketing activities and maintain efficient operations through our telephone and proprietary management information system. A significant disruption in its telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Online security breaches could harm our business. The secure transmission of confidential information over the Internet is essential to maintain consumer confidence. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party able to circumvent online security systems could steal proprietary information or cause interruptions in our operations. Our insurance policies’ limits may not be adequate to reimburse us for losses caused by security breaches. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations. Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights and taxation. Due to the popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect our online operations. The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

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Risks Related to Our Organization and Structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

The outstanding shares of our Series A Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our officers and directors, Nate Steck and Marc Kassoff, own substantially all of the outstanding shares of our Series A Preferred Stock. The Series A Preferred Stock has the following voting rights: each share of Series A Preferred Stock is entitled to 1,000 votes per share. Messrs. Steck and Kassoff will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

The outstanding shares of our Preferred Stock represent potential significant future dilution in ownership of our common stock, including the Offered Shares. The outstanding shares of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are convertible, at any time, into approximately 405,0000,000 shares of our common stock. At such time or times as these shares of Preferred Stock are converted into shares of common stock, holders of our common stock, including the Offered Shares, will incur significant dilution in their ownership of our company. We are unable to predict the effect that any such conversion event would have on the market price of our common stock. (See “Dilution—Ownership Dilution”).

We have established Preferred Stock, which our Board of Directors can designate and issue without shareholder approval. We have remaining approximately 22,650,000 shares of preferred stock authorized but undesignated. These shares of undesignated preferred stock may be issued by our Board of Directors from time to time, in one or more series, each series of which shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by our Board of Directors. Our Board of Directors is able to designate the powers and preferences of any such series of preferred stock without shareholder approval.

We have approximately $305,000 in currently convertible debt instruments, the existence and/or conversion of which could cause a reduction in the market price for our common stock. As of the date of this Offering Circular, we have approximately $305,000 in currently convertible debt instruments, the conversion terms of which require share issuances at below-market prices. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

We may seek capital that may result in shareholder dilution or that may have rights senior to those of our common stock, including the Offered Shares. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

Shares eligible for future sale may adversely affect the market. From time to time, certain of our shareholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, a non-affiliate stockholder who has satisfied a six-month holding period may, under certain circumstances, sell its shares, without limitation. Any substantial sale of the our common stock pursuant to Rule 144, pursuant to any resale prospectus or pursuant to this Offering Circular may have a material adverse effect on the market price of our common stock.

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We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our common stock has been, and may in the future be, a “Penny Stock” and subject to specific rules governing its sale to investors. The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to our Common Stock, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors sell shares of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is limited trading activity in our common stock and there is no assurance that an active market will develop in the future. Although our common stock is currently quoted on the OTC Pink marketplace of OTC Link (an interdealer electronic quotation system operated by OTC Markets Group, Inc.) under the symbol “NHMD”, trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our common stock. There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

The market for our common stock may be volatile; you could lose all or part of your investment in the Offered Shares. The market price of our common stock may fluctuate substantially and will depend on a number of factors many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in the Offered Shares, since you might be unable to sell your Offered Shares at or above the price you pay for the Offered Shares. Factors that could cause fluctuations in the market price of our common stock include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;
•	volatility in the market prices and trading volumes of sports and music memorabilia stocks;
•	changes in operating performance and stock market valuations of other sports and music memorabilia-related companies generally, or those in our industry, in particular;
•	sales of shares of our common stock by us or our shareholders;
•	failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
•	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;
•	announcements by us or our competitors of new products or services;
•	the public’s reaction to our press releases, other public announcements and filings with the SEC;
•	rumors and market speculation involving us or other companies in our industry;
•	actual or anticipated changes in our operating results or fluctuations in our operating results;
•	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;
•	litigation involving us and/or our industry, or investigations by regulators into our operations or those of our competitors;
•	developments or disputes concerning our intellectual property or other proprietary rights;
•	announced or completed acquisitions of businesses or technologies by us or our competitors;
•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•	changes in accounting standards, policies, guidelines, interpretations or principles;
•	any significant change in our management; and
•	general economic conditions and slow or negative growth of our markets.

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In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Compliance with the reporting requirements of federal securities laws can be expensive. We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other required information with the SEC, furnishing audited reports to shareholders and preparing any registration statements from time to time, if any, are substantial.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock. We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. While certain board and committee requirements may not apply to us as an OTC listed company, we intend to explore voluntarily complying with some of these requirements. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud, and, consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our common stock. We must maintain effective internal controls to provide reliable financial reports and detect fraud. We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

A material weakness in internal controls may remain undetected for a longer period, because of our exemption from the auditor attestation requirements under Section 404(b) of Sarbanes-Oxley. Our Annual Report on Form 10-K does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Our management’s report was not subject to attestation by our registered public accounting firm, pursuant to rules of the SEC that permit us to provide only management’s attestation with respect thereto. As a result, any material weakness in our internal controls may remain undetected for a longer period.

Our Restated Articles of Incorporation allows for our board to create new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our common stock, including purchasers of the Offered Shares. Our board of directors has the authority to issue shares of our preferred stock, with such relative rights and preferences as the board of directors may determine, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation and the right to receive dividend payments before dividends are distributed to the holders of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing shareholders.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

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Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders. In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversions of the outstanding shares of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are convertible, at any time, into approximately 405,0000,000 shares of our common stock. The conversion of the shares of Preferred Stock into shares of our common stock would cause holders of our common stock, including the Offered Shares, to incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,”- “Description of Securities—Special 2021 Series A Preferred Stock” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the pro forma as adjusted net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our relatively low net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net pro forma as adjusted tangible book value per share of our common stock after this offering. Our net tangible book value as of August 31, 2022, was $(980,541) (unaudited), or $(0.0017) (unaudited) per share.

Without taking into account issuances of our common stock occurring after August 31, 2022, the tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares
Offering price per share	$[0.0005-0.005]
Net tangible book value per share as of August 31, 2022	$(0.0017)
Increase in net tangible book value per share after giving effect to this offering	$[0.0014-0.0042]
Pro forma net tangible book value per share as of August 31, 2022	$[(0.0003)-0.0025]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$[0.0008-0.0025]
Assuming the Sale of 75% of the Offered Shares
Offering price per share	$[0.0005-0.005]
Net tangible book value per share as of August 31, 2022	$(0.0017)
Increase in net tangible book value per share after giving effect to this offering	$[0.0013-0.0038]
Pro forma net tangible book value per share as of August 31, 2022	$[(0.0004)-0.0021]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$[0.0009-0.0029]

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Assuming the Sale of 50% of the Offered Shares
Offering price per share	$[0.0005-0.005]
Net tangible book value per share as of August 31, 2022	$(0.0017)
Increase in net tangible book value per share after giving effect to this offering	$[0.0010-0.0031]
Pro forma net tangible book value per share as of August 31, 2022	$[(0.0007)-0.0014]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$[0.0012-0.0036]
Assuming the Sale of 25% of the Offered Shares
Offering price per share	$[0.0005-0.005]
Net tangible book value per share as of August 31, 2022	$(0.0017)
Increase in net tangible book value per share after giving effect to this offering	$[0.0007-0.0020]
Pro forma net tangible book value per share as of August 31, 2022	$[(0.0010)-0.0003]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$[0.0015-0.0047]

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
		25%		50%		75%		100%
Offered Shares sold		250,000,000		500,000,000		750,000,000		1,000,000,000
Gross proceeds	$	[125,000-1,250,000]	$	[250,000-2,500,000]	$	[375,000-3,750,000]	$	[500,000 -5,000,000]
Offering expenses		22,500		22,500		22,500		22,500

Net proceeds	$	[102,500- 1,227,500]	$	[227,500-2,477,500]	$	[352,500-3,727,500]	$	[477,500-4,877,500]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Food Product Manufacturing	$ [30,750-368,250]	$ [68,250-743,250]	$ [105,750-1,118,250]	$ [143,250-1,493,250]
Food Product Sales and Marketing	[30,750-368,250]	[68,250-743,250]	[105,750-1,118,250]	[143,250-1,493,250]
Bitcoin Mining Computers	[20,500-245,500]	[45,500-495,500]	[65,100-745,500]	[95,500-995,500]
General & Administrative Expenses	[10,250-122,750]	[22,750-247,750]	[32,500-372,750]	[47,750-497,750]
Working Capital	[10,250-122,750]	[22,750-247,750]	[43,400-372,750]	[47,750-497,750]
TOTAL	$ [102,500-1,227,500]	$ [227,500-2,477,500]	$ [352,500-3,727,500]	$ [477,500-4,977,500]

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 1,000,000,000 Offered Shares on a best-efforts basis, at a fixed price of $____[0.0005-0.005] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our President and CEO, Nate Steck. Mr. Steck will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Giordano is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Steck:

-	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
-	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
-	is not an associated person of a broker or dealer; and
-	meets the conditions of the following:
-	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
-	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
-	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Steck at: nate@nateshomemade.com; all relevant information will be delivered to you by return e-mail. Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described in the subscription agreement included in the delivered information, which are:

-	Electronically execute and deliver to us a subscription agreement; and
-	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Conditioned upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $10,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $5,000.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 6,500,000,000 shares of common stock, $.001 par value per share, and 50,000,000 shares of preferred stock, $001 par value per share, (a) 2,000,000 shares of which have been designated “Series A Preferred Stock,” (b) 150,000 shares of which have been designated “Series B Preferred Stock,” (c) 250,000 shares of which have been designated “Series C Preferred Stock,” (d) 10,000,000 shares of which have been designated “Series D Preferred Stock” and (e) 15,000,000 shares of which have been designated “Series E Preferred Stock.”

As of the date of this Offering Circular, there were (a) 580,024,616 shares of our common stock issued and outstanding held by 23 holders of record, and 919,975,384 shares of our common stock reserved for the issuance upon the conversion of outstanding convertible instruments; (b) 1,940,153 shares of our Series A Preferred Stock issued and outstanding; (c) 150,000 shares of our Series B Preferred Stock issued and outstanding; (d) 250,000 shares of our Series C Preferred Stock issued and outstanding; (e) 6,000,000 shares of our Series D Preferred Stock issued and outstanding; and (f) 14,989,500 shares of our Series E Preferred Stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to our Restated Articles of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of our common stock. Our Restated Articles of Incorporation does not provide for cumulative voting in the election of directors. Holders of our common stock will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Holders of our common stock have no preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

Series A Preferred Stock

The Series A Preferred Stock has voting rights equal to 1,000 votes for each 1 share of common stock owned. The Series A Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series A Preferred Stock.

Series B Preferred Stock

The Series B Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series B Preferred Stock. The Series B Preferred Stock converts into common stock at a ratio of 1:1,000. However, the Series B Preferred Stock may not be converted for a period of 12 months from the date of issue.

Series C Preferred Stock

The Series C Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series C Preferred Stock. The Preferred Stock can be converted to common stock, at a conversion rate of 66 common shares for each preferred stock.

Series D Convertible Preferred Stock

The Series D Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series D Preferred Stock. Beginning January 1, 2017, each holder of shares of Series D Preferred Stock may, at any time and from time to time, convert each of its shares of Series D Preferred Stock into a 15 of fully paid and nonassessable shares of common stock.

Series E Preferred

The Series E Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series E Convertible Preferred Stock. Beginning October 1, 2016, each share of Series E Preferred Stock is convertible into ten (10) shares of common stock. From October 1, 2016 to October 1, 2018, holders of Series E Preferred Stock may at any time convert to shares of common stock, thereafter, the Company may elect to convert any outstanding stock at any time without notice to the shareholders.

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Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board or our president, or as otherwise provided under Colorado law.

Transfer Agent

We have retained the services of ClearTrust, LLC, 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558, as the transfer agent for our common stock. ClearTrust’s website is located at: www.cleartrustonline.com. No information found on ClearTrust’s website is part of this Offering Circular.

BUSINESS

Overview

Nate’s Foods Co. was incorporated in the State of Colorado on January 12, 2000, as Capital Resource Alliance, Inc. On May 19, 2014, our company completed a reverse merger transaction with Nate’s Pancakes, Inc., a privately-owned Indiana corporation. In connection with the reverse merger transaction, we became a food manufacturing and product company. In May 2014, we changed our corporate name to Nate’s Food Co.

Currently, we are attempting to restart our food product business with our licensed “Sh’Mallow” product. (See “Our Food Business” below).

In 2021, we became engaged in “Bitcoin Mining,” the process by which Bitcoins are created resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners. We have purchase and now maintain ASIC (application-specific integrated circuit) computers – computers specifically designed for cryptocurrency mining – for our Bitcoin Mining. We have placed this Bitcoin Mining equipment with a third-party datacenter, or farm (often referred as a “Co-Location”), that powers and operates our Bitcoin Mining equipment for a fee. We generate revenues through receiving Bitcoin from our Bitcoin Mining equipment. We intend exclusively to mine Bitcoin. (See “Our Bitcoin Mining Business”).

Our Food Business

In General. Historically, our food development division has licensed, developed and manufactured food products. Our Board of Directors determined that we cease product manufacturing and development of new products for our food development division. We are, however, continually exploring options to license our developed products, a ready-to-use, pre-mixed pancake and waffle batter delivered in a pressurized can. We are also exploring options on monetizing our proprietary blend of pancake and waffle dry mix. Our current product line consists of the original flavor of pancake and waffle mix and three additional flavors, Banana, Blueberry and Strawberry. The flavors can be found at www.natesfoodco.com/brands, however, are not currently for sale.

Food Product License Agreement. On July 15, 2022, the Company executed an exclusive license with Kenny B, LLC for the product name Sh’Mallow, a non-refrigerated, shelf stable marshmallow product that can also be toasted. Sh’Mallow is available for sale on-line at https://www.sh-mallow.com/shop and is easily shipped.

Under this exclusive license agreement, the Company will pay a royalty of 7.5% on all Net Sales of Sh’Mallow. 12 months after the execution of the agreement a minimum royalty payment of $5,000 a month shall be required to maintain the exclusivity of the license agreement.

Upon the effective date of the license agreement (August 15, 2022), all Sh’Mallow sales will be conducted through Nate’s Food Co. The Company will work to redevelop the product label and branding, as well as increasing the production capacity to meet the expected demand by wholesale membership and retail grocery stores. The Company has already begun assisting on obtaining grocery store placement and has received positive interest from national coffee shops and grocery stores.

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Nate’s Food Co. is actively working on increasing production capacity, including the acquisition of additional mixing and filling equipment for Sh’Mallow. The Company has also begun running tests on the necessary equipment for the project. This increase in capacity will allow the Company to meet minimum order quantities (“MOQs”) and execute on orders from stores that have already expressed interest in the Sh’Mallow product. The Company is also working on the marketing plan to promote the product through social media platforms and direct response campaigns with the ultimate goal of brand recognition and increasing online sales.

Nate’s Food Co has been involved with the product development with Kenny B, LLC since 2016 and has been working on Sh’Mallow project since its infancy stage with the goal of growing and adding it to the Company’s product line upon Sh’Mallow became available for sale in 2022.

Food Manufacturing and Distribution. We anticipate that Sh’Mallow products will be manufactured by third parties under contract. We have not entered into any agreements with a third-party manufacturer. We intend to distribute Sh’Mallow products through outside distributors. We have not entered into any agreements with an outside disributor.

Seasonality. We do not expect our sales of our food products to be seasonal in nature.

Competition. The food business is a highly competitive environment. We have numerous competitors of varying sizes, including manufacturers of private label products, as well as manufacturers of other branded food products, which compete for trade merchandising support and consumer dollars. We compete with large conventional consumer packaged foods companies.

Competitive factors in our industry include product innovation, product quality, price, brand recognition and loyalty, product variety and ingredients, product packaging and package design, effectiveness of marketing and promotional activity, and our ability to identify and satisfy consumer tastes and preferences.

Food-Related Regulations.

In General. As a manufacturer and distributor of food products, we are subject to a number of food-related regulations, including the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory framework governs the manufacture (including composition and ingredients), labeling, packaging, and safety of food in the United States. The FDA:

•

regulates holding, distribution and manufacturing practices for food ingredients and foods through its current good manufacturing practices regulations and periodically inspects manufacturing facilities to audit compliance;

•	specifies the standards of identity for certain foods, including many of the products we sell; and
•	prescribes the format and content of certain information required to appear on food product labels.

In March 2014, the FDA issued a proposed rule that would make significant changes to the information appearing in, and the format of, the nutrition facts appearing on food labels. In July 2015, the FDA issued a supplemental proposed rule to establish a reference value for added sugars and to require a declaration of the percent daily value of added sugars on the food label. The proposed rule would also revise the footnote in the nutrition label regarding the percent daily value. It is not clear whether FDA will issue final regulation or, if it does, how much time FDA will give food manufactures to bring their labels into compliance. During the time our products were in production we worked with our copacker to ensure that all of our products were fully compliant with all relevant FDA regulations.

In addition, the FDA enforces the Public Health Service Act and regulations issued thereunder, which authorizes regulatory activity necessary to prevent the introduction, transmission, or spread of communicable diseases. These regulations require, for example, pasteurization of milk and milk products. The FDA also is implementing the Food Safety Modernization Act of 2011 (“FSMA”) which, among other things, mandates that the FDA adopt preventive controls to be implemented by farms, warehouses, food facilities and transporters in order to minimize or prevent hazards to food safety.

In September 2015, FDA released final rules implementing the Produce Safety and Current Good Manufacturing Practices, Hazard Analysis and Risk Based Preventive Controls (HARPC) requirements for human food and animal food, which was a major milestone in the implementation of FSMA. The final rules revise the FDA’s food safety regulations by: (1) codifying good agricultural practices and water fertilizer action limits, (2) updating and revising certain requirements in the existing current good manufacturing practices regulations (current 21 CFR Part 110), (3) requiring the establishment and implementation of a food safety system that includes an analysis of hazards and risk-based preventive controls and sets requirements for a written food safety plan, and (4) adding new requirements for a risk-based end-to-end supply chain program. Compliance is required by September 19, 2016, with respect to the new good manufacturing practices and HARPC regulations, and by January 2017, with respect to the new produce safety rules. We remained in full compliance with all relevant manufacturing and production safety rules and regulations until we suspended all production activities in 2018.

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We are subject to numerous other federal, state, and local regulations involving such matters as the licensing and registration of manufacturing facilities, enforcement by government health agencies of standards for our products, inspection of our facilities, and regulation of our trade practices in connection with the sale of our products. In response to food-borne illness events, FDA scrutiny of the food and beverage industry has increased over the past few years, which has required food and beverage companies to dedicate additional resources to the areas regulated by the FDA.

Labeling Regulations. We are subject to various labeling requirements with respect to our products at the federal, state, and local levels. At the federal level, the FDA has authority to review product labeling, and the Federal Trade Commission may review labeling and advertising materials, including online and television advertisements to determine if advertising materials are misleading. Similarly, many states review dairy product labels to determine whether they comply with applicable state laws. In addition, the European Union has issued and enforces rules governing foodstuff labeling, nutrition, and health claims. We believe we are in material compliance with all labeling laws and regulations applicable to our business.

We believe that we are and will continue to be in compliance in all material respects with applicable statutes and the regulations passed in the United States. There are no current orders or directions relating to our Company with respect to the foregoing laws and regulations.

Our Bitcoin Mining Business

Current Status. We have determined to continue our bitcoin mining operations as a hedge against inflation and as a means to bolster our balance sheet through the accumulation of bitcoin funds in the coming financial periods. Our management hopes that the consistent additional cash inflows from conversion of mined bitcoin into fiat currency will permit our company to re-establish our food product business, starting with Sh’mallow.

We currently own six bitcoin computers, or miners, in operation at a co-location facility located in the State of Kentucky. To date, we have earned a total of 2.31 bitcoin, at a total cost of approximately $210,000, which costs were paid with cash. We pay electricity charges billed to us by our co-location facility provider on a monthly basis; we receive earned bitcoin reports each day that we earn bitcoin from the mining operations of our bitcoin minders.

We pay our co-location provider a fee of $185 per month for its co-location services.

In 2022, our bitcoin mining business has been impacted negatively by two significant circumstance: the price of bitcoin has plummeted and the cost of electricity has significantly increased, in line with increases experienced nationally, which has increased our mining expenses relative to the bitcoin mining yield. Our management anticipates that any recovery in the market price of bitcoin will be slow and that electricity expenses will remain high for the foreseeable future.

Background Information Concerning Bitcoin. This section provides a more detailed description of bitcoin, its historical development, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “exchange” market where bitcoin can be bought, held and sold, the bitcoin market itself and bitcoin mining – our company is engaged in the bitcoin mining business, as described below.

Bitcoin. Bitcoin is a digital asset that can be transferred among participants on the Bitcoin network on a peer-to-peer basis via the Internet. Unlike other means of electronic payments, bitcoin can be transferred without the use of a central administrator or clearing agency. Because a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin.

Bitcoin Network. Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers.

The first step in using bitcoin for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers on the Bitcoin Blockchain and are associated with a pair of public and private keys. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address using the public and private keys. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account.

The amount of bitcoin associated with each bitcoin address is listed in a public ledger, referred to as a “blockchain.” Copies of the Bitcoin Blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the Bitcoin Blockchain or be able to connect with another computer that holds a copy of the Bitcoin Blockchain.

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When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a bitcoin address from the recipient. The sender then uses its bitcoin wallet software to create a data packet containing the proposed addition (often referred to as a “transaction”) to the Bitcoin Blockchain. The proposed transaction would reduce the sender’s address and increase the recipient’s address by the amount of bitcoin desired to be transferred, and is sent on a peer-to-peer basis to other computers participating in the Bitcoin network.

Bitcoin Protocol. Bitcoin is an open source project with no official company or group that controls the Bitcoin network, and anyone can review the underlying code and suggest changes. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core,” and who loosely oversee the development of its source code. There are many other compatible versions of Bitcoin software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin protocol. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network’s source code. However, because Bitcoin has no central authority, the release of updates to the Bitcoin network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other participants in the Bitcoin network. Users and miners must accept any changes made to the Bitcoin source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is effective only with respect to those Bitcoin users and miners who choose to download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. In recent years, there have been several forks in the Bitcoin network, including, but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others.

Bitcoin Transactions. A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. The sender’s use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the bitcoin transaction.

A user’s digital signature is generated via usage of the user’s so-called “private key,” one of two numbers in a so-called cryptographic “key pair.” A key pair consists of a “public key” and its corresponding private key, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship. Public keys are associated with bitcoin addresses that are publicly known and can accept a bitcoin transfer. Private keys are used to sign transactions that initiate the transfer of bitcoin from a sender’s bitcoin address to a recipient’s bitcoin address. Only the holder of the private key associated with a particular bitcoin address can digitally sign a transaction proposing a transfer of bitcoin from that particular bitcoin address.

A user’s bitcoin address may be safely distributed, but a user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. Only by using a private key can a bitcoin user create a digital signature to transfer bitcoin to another user. In addition, if an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin.

The usage of key pairs is a cornerstone of the Bitcoin network. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key enables the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is a bearer asset, similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often employ sophisticated security measures.

The Bitcoin network incorporates a system to prevent double spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin Blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against doublespending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program.

The process by which bitcoin are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and special mining software, which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network, and also has the ability to validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations imposed by the Bitcoin network’s software protocol, called “proof of work”, in order to validate proposed transactions and bundle them into a data packet known as a “block”. The first miner who successfully solves the cryptographic puzzle imposed by the Bitcoin network’s software protocol is permitted to add a block of transactions to the Bitcoin Blockchain and is rewarded by a grant of newly-issued bitcoin, known as the “block reward”. Bitcoin is created and allocated by the Bitcoin network protocol and distributed through a “mining” process subject to a strict, well-known issuance schedule. Block rewards for mining are the method by which new bitcoin is issued. The supply of bitcoin is limited to 21 million by the Bitcoin network’s software protocol.

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Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin Blockchain by one miner; as a result, individual miners and mining pools on the Bitcoin network engage in a competitive process of constantly increasing their computing power to improve their individual likelihood of solving new blocks. As more miners join the Bitcoin network and its processing power increases, or if miners leave the Bitcoin network and its processing power declines, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.

Bitcoin Market and Bitcoin Exchanges. Bitcoin can be transferred in direct peer-to-peer transactions through the direct sending of bitcoin over the Bitcoin Blockchain from one bitcoin address to another. Among end-users, bitcoin can be used to pay other members of the Bitcoin network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Bitcoin Blockchain or through third-party service providers.

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

A bitcoin exchange provides investors with a website that permits investors to open accounts with the exchange and then purchase and sell bitcoin. Prices for trades on bitcoin exchanges are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the exchange, or a previously acquired digital asset, before they can purchase or sell assets on the exchange. The process of establishing an account with a bitcoin exchange and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin Blockchain. This latter process is an activity that occurs on the Bitcoin network, while the former is an activity that occurs entirely on the private website operated by the exchange. The exchange typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin Blockchain. The exchange ordinarily does not transfer bitcoin to the investor on the Bitcoin Blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in their exchange account to an off-exchange bitcoin wallet.

Outside of exchanges, Bitcoin can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for bitcoin, investment managers, proprietary trading firms, high-net-worth individuals that trade bitcoin on a proprietary basis, entities with sizeable bitcoin holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of bitcoin. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on bitcoin spot exchanges.

Although bitcoin was the first digital asset, in the ensuing years, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ethereum, XRP, bitcoin cash, and litecoin. The category and protocols are still being defined and evolving.

Regulation of Bitcoin and Government Oversight. As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

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Various foreign jurisdictions have, and may continue to, adopt laws, regulations or directives that affect the Bitcoin Network, the Bitcoin Markets, and their users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example, in March 2020, South Korea voted to amend its Financial Information Act to require virtual asset service providers to register and comply with its AML and CFT framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. The Chinese and South Korean governments have also banned ICOs and there are reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges. Further, in January 2018, a Chinese news organization reported that the People’s Bank of China had ordered financial institutions to stop providing banking or funding to “any activity related to cryptocurrencies.” Similarly, in April 2018, the Reserve Bank of India banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling. There remains significant uncertainty regarding the South Korean, Indian and Chinese governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Bitcoin by users, merchants and service providers outside the United States and may impede the growth or sustainability of the Bitcoin economy in the European Union, China, Japan, Russia and the United States or otherwise negatively affect the value of Bitcoin.

The effect of any future regulatory change on our company or Bitcoin is impossible to predict, but such change could be substantial and adverse to our company and the market price of our common stock, including the Offered Shares.

Background Concerning our Bitcoin Operations. Our company is a bitcoin miner; we do not intend to mine other cryptocurrencies. Bitcoin, and other cryptocurrencies, are specialized applications of blockchain technology. Blockchains are encrypted distributed ledgers maintained on the internet. Mining is the process of validating the authenticity of encrypted blocks of transactions and updating the crypto currency’s blockchain ledger. Bitcoin miners expend huge amounts of computer processing power - hash rate - to solve complicated mathematical problems required to validate the encrypted data block. The blockchain protocol rewards the first miner to solve the encryption and add a new block of validated transactions to its blockchain ledger with newly issued crypto-coins. Miners compete for those rewards and a share of transaction fees. This creates a competitive environment where Miners are constantly seeking to increase their hashing capacity by expansion or deployment of new higher-capacity mining equipment. This work is primarily performed using specialized ASIC (“Application Specific Integrated Circuits”) computer equipment or other high capacity graphics processing unit (“GPU”) cards. In the process, mining consumes a lot of electricity and creates large amounts of heat and cooling fan noise.

Bitcoins. Within our cryptocurrency-related operations, our sole product is bitcoins that are awarded as a result of our mining operations. Bitcoin mining, like other cryptocurrency mining, is the process by which transactions are verified and added to the public ledger, known as the blockchain, and is also the means through which new bitcoin (or various other forms of cryptocurrency) are released.

Crypto Mining Process. Investopedia explains how bitcoin mining works. “In order to earn Bitcoin, you need to meet two conditions. One is a matter of effort, one is a matter of luck. (1) You have to verify approx. 1MB worth of transactions. That is the easy part. (2) You have to be the first miner to arrive at the right answer to a numeric problem. This process is also known as a “proof of work.”

What is meant by “the right answer to a numeric problem?” The good news is that there is no advanced math or computation is involved. You may have heard that miners are solving difficult mathematical problems-that’s not true at all. What they’re actually doing is trying to be the first miner to come up with a 64-digit hexadecimal number (a “hash”) that is less than or equal to the target hash. It’s basically guess work. The bad news is that, because it’s guesswork, you need a lot of computing power in order to get there first. To mine successfully, you need to have a high “hash rate”, which is measured in terms of megahashes per second (MH/s), gigahashes per second (GH/s), and terahashes per second (TH/s).

Bitcoin Strategy. Our only cryptocurrency-related operations will be the mining of bitcoins. Once bitcoins are mined by us, we intend to hold substantially all such bitcoins. Our management believes that this mine-and-hold strategy will serve to increase shareholder value, inasmuch as our management believes that bitcoin value will increase over time. There is no assurance that management’s strategy will prove to be successful, in this regard.

While it is our overall strategy to hold mined bitcoins, it is possible that we would utilize our bitcoins to procure needed equipment, facilities and/or services from persons and entities that accept bitcoins as payment in lieu of fiat currency. Additionally, it is possible that we would, where circumstances require, convert a portion of our bitcoins into fiat currency for the purpose of paying for needed equipment, facilities and/or services. However, no prediction in this regard can be made.

Bitcoin Storage and Security. Because we will hold our bitcoins once mined for varying periods of time, it is important that we select a secure environment in which to do so. Currently, we hold our bitcoins in a “wallet” established at BitGo, a secure online platform for buying, selling, transferring and sorting digital currency. Our management believes that BitGo provides adequate security for our bitcoin holdings.

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In the future, nevertheless, we may determine to place our bitcoins in one or more other environments that may have proven to be more secure and/or more flexible than BitGo. In particular, we may elect to place our bitcoins in “cold storage.” Cold storage methods include: (1) “paper wallet” (a way to safeguard against hackers or computer malfunction that involves printing the secret bitcoin keys on paper and securely handling such paper); (2) “hardware wallet (a storage device, like a USB drive, is used to keep the secret bitcoin keys); (3) “sound wallet” (this technology involves keeping the secret bitcoin keys in encrypted sound files in products such as compact discs and vinyl disks); and (4) “deep cold storage” (the security of a bank vault for securing the secret bitcoin keys of bitcoin wallets). As our operations proceed, our management will continually monitor the security of our bitcoins and, when appropriate, obtain additional and/or other environments in which to hold our bitcoins.

Keys to Success. We believe that the following factors will assist us in succeeding: (1) Accessing low cost electricity (reduced operating expenses); (2) Deployment of the most energy efficient mining equipment (increased operating margins), (3) Containerized mining pods that allows deployment into existing utility infrastructure (reduce specialized investments in high cost utility infrastructure), (4) Immersion cooling technology to control noise and facilitate waste heat recovery (reduce site acquisition and leasing costs), (5) Modular systems provide ability to scale in smaller increments (reduced initial capital cost per unit of expansion), and (6) Expansion capital raised through the sale of Offered Shares (reduce or eliminate debt overhead).

Inexpensive Power, Cooling and Noise. Operating a mining data center consumes huge quantities of electricity that is converted into waste heat. Electricity is the single largest expense and, therefore, the location of mining facilities is very much dependent upon access to affordable electricity. We will seek to secure facilities with access to inexpensive electrical power, initially, in the United States. We will also engage in a continuous quest for low cost and alternative electrical sources such as base loads, incentivized rates, new technologies, solar, natural gas co-generation, heat recovery cost offset agreements, and renewable hydroelectricity.

Interior. The interior of a mining operation is a secure space with limited access by authorized persons, indeed simply a room (or rooms) full of shelves containing “miners” (the equipment used to perform the needed calculations and “mint” the Bitcoin or other cryptocurrency), their power supplies and wiring. With air cooling, one wall consists of filters to allow airflow into the room and the other wall or roof has large exhaust fans to rapidly expel the hot air produced by the mining equipment. With immersion cooling, miners are housed in tanks of dielectric fluids that are circulated to exterior cooling manifolds.

Hours of Operation. Mining is a constant operation that operates automatically by computer programs. Control staff can be onsite or remote. Service and maintenance technicians can perform their work during normal business hours. There are no retail sales to the public and no storefront is required. Site security is done by electronic monitoring and on-site employees.

Challenges of Our Bitcoin Business.

Cooling. Cooling is an issue because crypto miners generate a lot of heat; in fact, higher temperatures degrade performance and can destroy mining equipment so, generally, sites in cooler climates are desirable. At a minimum, with ASIC (Application Specific Integrated Circuit) miners, powerful fans provided adequate airflow for cooling. We will employ various cooling strategies, such as site locations in cooler (even cold) locales, water cooling and dielectric immersion cooling technologies, for cost effectiveness.

Noise. Miners make a lot of noise, operating in the 78 to 100 decibel range. With air cooling, large exhaust fans also create additional noise. Sufficient space relative to neighbors is required to avoid noise pollution as miners operate at all times. Immersion cooling techniques allow removal of the noisy miner fans and size reduction of free cooler fans resulting in quieter operations.

Suppliers. Bitcoin and many other cryptocurrencies are mined using special ASIC-based mining computers. Bitmain is the manufacturer of the popular Antminer series with approximately 75% market share. ASIC-based miners have far greater speeds than GPU-based miners and some altcoins write specific algorithms to preclude use of ASIC miners. Every time an ASIC miner is developed, it quickly overpowers and makes obsolete any GPU based mining equipment. Within the ASIC supplier community, manufactures are competing fiercely to develop faster and more efficient miners. Bitmain’s competitors include BitFury, Canaan Creative, Ebang, Innosilicon, MicroBt and other manufacturers. These manufacturers are constantly introducing faster and more energy-efficient mining equipment incorporating advanced ASIC 12nm, 10nm, 7nm and 5nm chips. There is intense competition in that each new miner introduced has the potential of causing economic obsolescence of existing mining equipment which will adversely affect our operations. We will evaluate various miners for cost effectiveness.

Services. Inherently, crypto mining is an automated online operation consisting of providing computing power and not a service industry. It is the application of software to perform online computations to validate transactions and maintain the blockchain ledgers. We do not intend to offer cloud mining services to the public. Our co-location provider will perform maintenance and repairs on our equipment, miners and facilities.

Financial Management. Revenue comes from the sale of the crypto-coins earned by mining cryptocurrencies with specialized computers called miners. Revenue is a function of the computing power required to earn coins and market conditions to value those coins. Management must make speculative assumptions about the future value of coins when making decisions to invest in miners for that coin. Because bitcoin maintains approximately 40% of the cryptocoin market valuation, has first-mover and brand recognition status, has an active market, and is the “gold standard” against which other cryptocurrencies are measured and traded, we intend currently to focus exclusively on mining bitcoin. Volatility of cryptocurrency market pricing (valuation) can negatively impact revenue, value of mining equipment, and the value of coins in inventory. We believe that quality blockchain and cryptocurrency projects will increase in value as they roll out applications and develop market adoption. We will focus on bitcoin and those cryptocurrencies that we believe have the greatest potential for mass adoption, use and profit.

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Mining is a capital-intensive business with a large capex requirement due to miner obsolescence. This may result in financial losses even at a time in the future when our company could have substantial revenue. To maximize mining revenue, we will evaluate replacement miner capacity, energy efficiency and facility capacity to determine which miners to use as replacement upgrades and timing of replacements.

Growth/Acquisition Summary. We will use a portion of the proceeds from this offering to sequentially build infrastructure to distribute this electrical power on site, modifying the current building structure for mining use, and purchase and install miners, cooling systems and related infrastructure in a continuous growth process. Our growth strategy is to pursue acquisition and development of sites suitable for profitable crypto mining. Our strategy is to develop standardized mining modules that can be deployed in containers or buildings. This standardization will minimize initial investment per module and allow rapid scaling to any size facility.

Marketing. Mining is a function of operating a computer program. Because payment is made to those who validate, or ”authorize,” transactions first, those with the greatest processing power are typically going to be the most successful. Therefore, miners have joined together into “pools” where they aggregate their “hashing” power (as described above) and split the rewards proportionately. This is the case with our miners being in a co-location environment. The pool fee we pay is equal to 2%. We do not intend to have any marketing costs associated with mining.

Market Analysis. Cryptocurrency algorithms reward miners for providing computing power. According to Investopedia, “The amount of new bitcoin released with each mined block is called the block reward. The block reward is halved every 210,000 blocks, or roughly every four years. The block reward started at 50 bitcoin in 2009, halved to 25 in 2012, and halved again to 12.5 in 2016. This diminishing block reward will result in a total release of bitcoin that approaches 21 million. According to current Bitcoin protocol, 21 million is the cap and no more will be mined after that number has been attained.” These rewards will halve again by end of May 2020 to 6.25 bitcoin per block. (See “Risk Factors”) Many crypto enthusiasts expect the value of bitcoins to rise to adjust to the reduced supply of new bitcoins to the marketplace, especially if use and demand for bitcoin increases. We are unable to guarantee that market pricing will adjust enough to compensate for the one-half reduction in rewards for mining.

As of June 2017, “block rewards provide most of the incentive for miners, with transaction fees representing only 0.3% of mining revenue. As the block reward diminishes over time, eventually approaching zero, the miners will be less incentivized to mine bitcoin for the block reward. This could be a major security problem for Bitcoin unless the incentives provided by the block reward are replaced by transaction fees.”

Competition is based on total computing power, known as hashing or hash rate. Groups of miners form pools that compete against each other. Miners share the revenue generated by their pool. Miners are cooperating in the pool and pools are competing against each other. This competition of hashing capacity and speed requires miners to continuously update mining equipment. Mining equipment obsolescence is a major operating expense. We cannot assure that it will be able to recover equipment costs fast enough to replace their earning capacity with newer mining equipment which would result in an operating loss.

Investopedia explains that “Anyone with access to the internet and suitable hardware can participate in mining.” It explains further: “How hard is it to mine Bitcoins? Well that depends on how much effort is put into mining across the network. Following the protocol laid out in the software, the Bitcoin Network automatically adjusts the difficulty of the mining every 2016 blocks, or roughly every two weeks. It adjusts itself with the aim of keeping the rate of block discovery constant. Thus, if more computational power is employed in mining, then the difficulty will adjust upwards to make mining harder. And if computational power is taken off the network, the opposite happens. The difficulty adjusts downward to make mining easier. The higher the difficulty level, the less profitable mining is for each participant. The total payout depends on the price of Bitcoin, the block reward, and the size of the transaction fees, but the more people mining, the smaller the slice of that pie each person gets.”

Rising Bitcoin difficulty level results in lower earnings per miner capacity, forcing higher cost producers out of the market. We believe that these market forces will transform mining into a “utility” type business requiring massive investments with relatively low, but potentially stable revenue. Until the mining industry reaches this equilibrium, market forces will require continual reinvestment in the latest high powered and efficient miners. Electricity costs will also be a limiting factor for profitability with many miners simply unable to generate a profit with their local energy expense. We cannot guarantee that it will be able to secure low-cost electricity sites, fund the acquisition of the most efficient new miners, and operate efficiently enough to be profitable.

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Pricing. Pricing manifests itself in the market value of the cryptocurrency that is mined. This can vary wildly, especially for newer crypto-coins. We will focus exclusively on bitcoin mining as it is the un-disputed market leader in valuation, though with wide fluctuations in short term market pricing. We intend to maintain working capital and investments in mined coins to avoid forced selling during downtrends. We may not be able to fund operations thru a downturn which would force the sale of mined coin inventories at low prices resulting in losses.

Advertising and Promotion. As a bitcoin miner performing computer processing to the distributed ledger, there are no customers to advertise to or need for promotions.

Advertising and promotion are required as part of the capital raising process to promote our brand awareness. Consequently, we intend to use a combination of online forums, press releases, crowd funding portals, public advertising in blue-sky approved states, brokers and direct marketing campaigns to promote our company. We cannot assure that we will be successful in raising capital necessary to accomplish the our growth and business plans.

Strategy and Implementation. Our strategy is to treat crypto mining like a no-frills utility that works behind the scenes to support existing blockchains. This focused approach avoids unnecessary and expensive overhead of supporting and developing new protocols, algorithms, blockchain use applications, and their related ICOs.

Our strategy allows us to focus on optimizing standardized modular mining systems to deploy to sites with low-cost electricity. We can scale up to the site capacity by deploying multiple systems either in containers or installed directly in buildings. Standardization of equipment and processes will allow us to attain economies of scale to minimize our overall costs. Our operations consist of the implementation of the following elements:

•	Acquisition of sites with access to low-cost electricity. These sites must be evaluated for the final delivered price per Kwh after factoring in land, transforming, electrical utility infrastructure, building or container, and other land development costs.
•	Standardized, modular mining systems capable of receiving and operating miners. These contain the electrical distribution panels, wiring, racks, fans, tanks, cooling, internet and security systems to house, operate and secure the miners. These modules may be installed in containers or buildings on site.
•	Acquisition and deployment of high performance, energy efficient mining equipment. Due to the wide range of mining equipment available, we will perform cost/benefit evaluations to determine which miners to acquire and deploy. Among the considerations used are:
•	our available capacity,
•	funding,
•	time frame,
•	availability,
•	new or used equipment,
•	hashing capacities,
•	energy consumption, and
•	anticipated economic life.

Seasonality. We do not expect any seasonality in our bitcoin mining business.

Intellectual Property

We currently have the exclusive license to all intellectual property held by IPC, Inc., which includes the patent filed by Nate Steck for delivery of pancake and waffle batter contained in an aerosol can, as well as our domain names and websites, www.natesfoodco.com and www.nateshomemade.com.

We also have an exclusive license to the “Sh’Mallow” brand name.

Employees

Other than our directors and officers, who provide their services to our Company and independent consultants, we have no full-time employees.

LEGAL PROCEEDINGS

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of this Offering Circular, our company is party to no pending litigation matters.

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MANAGEMENTS DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Results of Operations

Three Months Ended March 31, 2022 and 2021. Our operating results for the three months ended August 31, 2022 and 2021, and the changes between those periods for the respective items are summarized in the table below.

	Three Months Ended August 31,
	2022	2021	Change	%
Revenue	$5,203	$—	$5,203	—
Cost of revenue	16,391	—	16,391	—
Gross profit (loss)	(11,188)	—	(11,188)	—

Operating expenses	(28,478)	(9,045)	(19,433)	215%
Gain on change in fair market value of derivative	29,920	404,462	(374,542)	(93%)
Interest and discount amortization expense	(43,789)	(5,053)	(38,736)	767%
Loss on disposal of digital currency	(5,742)	—	(5,742)	—
Impairment loss on digital currency	(1,960)	—	(1,960)	—
Net Income (Loss)	$(61,237)	$390,364	$(451,601)	$ (116%)

Revenue. Our Company generated $5,203 and $0 revenue from digital currency mining for the three months ended August 31, 2022 and 2021, respectively. The Company commenced the mining of Bitcoin in September 2021.

Cost of Revenue. The cost of digital currency mining revenue was $16,391 and $0 for the three months ended August 31, 2022 and 2021, respectively. Cost of revenue consists of electricity and other co-location hosting fees, which are remitted in Bitcoin and cash payments for equipment leases. Cost of revenues for the three months ended August 31, 2022 was comprised of $5,688 for electricity, hosting and mining fees, $9,900, for equipment leases, and $803 for equipment amortization.

Operating Expenses. During the three months ended August 31, 2022, we incurred general and administrative expenses of $28,478 compared to $9,045 incurred during the three months ended August 31, 2021. The increase in operating expenses were predominantly from professional and other fees related to our reporting requirements and general administrative expenses.

Other income (expense). During the three months ended August 31, 2022, we had a gain on change in fair market value of derivatives of $29,920, interest expense of $43,789, loss on sale of digital currency of $5,742, and impairment loss on digital currency of $1,960, compared to a gain change in fair market value of derivatives of $404,462 and interest expense of $5,053 during the three months ended August 31, 2021.

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Years Ended May 31, 2022 and 2021. Our operating results for the years ended May 31, 2022 and 2021, and the changes between those periods for the respective items are summarized in the table below.

	Year Ended May 31,
	2022	2021	Change	%
Revenue	$70,395	$1,758	$68,637	3,904%
Cost of revenue	197,189	456	196,733	43,143%
Gross profit (loss)	(126,794)	1,302	(128,046)	9,838%
Operating expenses	(71,480)	(22,434)	(49,046)	219%
Operating Loss	(198,274)	(21,132)	(177,142)	838%

Gain on change in fair market value of derivative	373,925	1,184,178	(810,253)	(68%)
Gain on settlement of debts	76,027	—	76,027	—
Interest and discount amortization expense	(116,131)	(20,152)	(95,979)	476%
Loss on disposal of digital currency	(9,793)	—	(9,793)	—
Impairment loss on digital currency	(5,478)	—	(5,478)	—
Net Income	$120,276	$1,142,894	$(1,022,618)	(89%)

Revenue. Our Company generated $70,395 revenue from digital currency mining for the year ended May 31, 2022 and $1,758 of product revenue for year ended May 31, 2021. The Company commenced the mining of Bitcoin in September 2021. Our Company generated $70,395 in Bitcoin Mining revenue with a gross loss of $126,794 for the year ended May 31, 2022.

Cost of Revenue. The cost of digital currency mining revenue was $197,189 and $0 for the years ended May 31, 2022 and 2021, respectively. Cost of digital currency mining revenue consists of electricity and other co-location hosting fees, which are remitted in Bitcoin and cash payments for equipment leases and hosting. Cost of revenues for May 31, 2022, was comprised of $26,651 for electricity, $169,965 for equipment leases, $397 in equipment amortization and $176 for mining fees.

Operating Expenses. During the year ended May 31, 2022, we incurred general and administrative expenses of $71,480 compared to $22,434 incurred during the year ended May 31, 2021. The increase in operating expenses were predominantly from professional and other fees related to our reporting requirements and general administrative expenses.

Other Income (Expense). During the year ended May 31, 2022, we had a gain on change in fair market value of derivatives of $373,925, interest expense of $116,131, loss on disposal of digital currency of $9,793, gain on settlement of debts of $76,027, and impairment loss on digital currency of $5,478. During the year ended May 31, 2021, the Company recognized $1,184,178 gain on change in fair value of derivative liabilities and interest expenses of $20,152.

Plan of Business

Our food development division licenses, develops and manufactures food products. The Company’s Board of Directors has voted to cease product manufacturing and development of new products for its food development division. We are, however, continually exploring options to license our developed products, a ready-to-use, pre-mixed pancake and waffle batter delivered in a pressurized can. We are also exploring options on monetizing our proprietary blend of pancake and waffle dry mix. Our current product line consists of the original flavor of pancake and waffle mix and three additional flavors, Banana, Blueberry and Strawberry. The flavors can be found at www.natesfoodco.com/brands, however, are not currently for sale.

On July 15, 2022, the Company executed an exclusive license with Kenny B, LLC for the product name Sh’Mallow, a non-refrigerated, shelf stable marshmallow product that can also be toasted. Sh’Mallow is available for sale on-line at https://www.sh-mallow.com/shop and is easily shipped.

Under this exclusive license agreement, the Company will pay a royalty of 7.5% on all Net Sales of Sh’Mallow. 12 months after the execution of the agreement a minimum royalty payment of $5,000 a month shall be required to maintain the exclusivity of the license agreement.

Upon the effective date of the license agreement (August 15, 2022), all Sh’Mallow sales will be conducted through Nate’s Food Co. The Company will work to redevelop the product label and branding, as well as increasing the production capacity to meet the expected demand by wholesale membership and retail grocery stores. The Company has already begun assisting on obtaining grocery store placement and has received positive interest from national coffee shops and grocery stores.

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Nate’s Food Co. is actively working on increasing production capacity, including the acquisition of additional mixing and filling equipment for Sh’Mallow. The Company has also begun running tests on the necessary equipment for the project. This increase in capacity will allow the Company to meet minimum order quantities (“MOQs”) and execute on orders from stores that have already expressed interest in the Sh’Mallow product. The Company is also working on the marketing plan to promote the product through social media platforms and direct response campaigns with the ultimate goal of brand recognition and increasing online sales.

Nate’s Food Co. has been involved with the product development with Kenny B, LLC since 2016 and has been working on Sh’Mallow project since its infancy stage with the goal of growing and adding it to the Company’s product line upon Sh’Mallow became available for sale in 2022.

We have determined to continue our bitcoin mining operations as a hedge against inflation and as a means to bolster our balance sheet through the accumulation of bitcoin funds in the coming financial periods. Our management hopes that the consistent additional cash inflows from conversion of mined bitcoin into fiat currency will permit our company to re-establish our food product business, starting with Sh’mallow. We currently own six bitcoin computers, or miners, in operation at a co-location facility located in the State of Kentucky.

Liquidity and Capital Resources

August 31, 2022.

Working Capital.

	August 31, 2022	May 31, 2022	Change	%
Cash	$510	$13,788	$(13,278)	$ (96%)
Total Assets	63,040	57,490	5,550	10%
Toal Liabilities	992,585	970,348	22,237	2%
Stockholders’ Deficit	$(929,545)	$(912,858)	$(16,687)	$2%

Cash Flows.

	Three Months Ended August 31,
	2022	2021	Change
Cash Flows Used in Operating Activities	$(20,278)	$(456)	$(19,822)
Cash Flows Used in Investing Activities	—	—	—
Cash Flows Provided by Financing Activities	7,000	—	7,000
Net change in Cash During Period	$(13,278)	$(456)	$(12,822)

As of August 31, 2022, our Company had $510 (unaudited) in cash. In management’s opinion, our Company’s cash position is insufficient to maintain our operations at the current level for the next 12 months. Any expansion may cause our company to require additional capital until such expansion begins generating revenue. It is anticipated that the raising of additional funds will principally be through the sales of our securities.

As of August 31, 2022, our total current liabilities were $992,585 (unaudited) which consisted of $401,687 (unaudited) in notes payable – related parties and accrued management fees – related party, $92,413 (unaudited) in accrued interest-related party, $67,007 (unaudited) in accrued interest, $133,695 (unaudited) in derivative liability, $7,964 (unaudited) in accounts payable and accrued liabilities and $289,819 (unaudited) in convertible notes as compared to May 31, 2022, with total current liabilities of $970,348 (unaudited) which consisted of $163,615 (unaudited) in derivative liability, $388,687 (unaudited) in notes payable–related parties, $89,164 (unaudited) accrued interest-related party, $58,435 (unaudited) in accrued interest, $5,763 (unaudited) in accounts payable and accrued liabilities and $264,684 (unaudited) in convertible notes.

Operating Activities. Net cash used in operating activities was $20,278 (unaudited) for the three months ended August 31, 2022, compared with net cash used in operating activities of $456 (unaudited) in the same period in 2021. For the three months ended August 31, 2022, net cash flows used in operating activities was $20,278 (unaudited), consisting of a net loss of $61,237 (unaudited), increased by a gain on change in fair value of derivatives liability of $29,920 (unaudited) and reduced by amortization of discount on convertible note of $31,885 (unaudited), amortization of license of $83 (unaudited), amortization of Crypto equipment of $803 (unaudited), impairment loss on digital currency of $1,960 (unaudited), realized loss on sale of digital currency of $5,742 (unaudited), accrued interest - related party of $3,249 (unaudited), accrued management fees of $6,000 (unaudited), accrued interest of $8,572 (unaudited), prepaid expenses of $9,900 (unaudited), digital currency of $484 (unaudited) and accounts payable and accrued liabilities of $2,201 (unaudited). For the three months ended August 31, 2021 net cash flows used in operating activities was $456 (unaudited), consisting of a net loss of $390,364 (unaudited), increased by a gain on change in fair value of derivative liability of $404,462 (unaudited) and reduced by an increase in accrued interest - related party of $3,223 (unaudited), accrued interest of $1,830 and accounts payable and accrued liabilities of $8,589 (unaudited).

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Investing Activities. Our Company did not have any investing activities during the three months ended August 31, 2022 and 2021.

Financing Activities. Net Cash provided by financing activities was $7,000 (unaudited) for the three months ended August 31, 2022, compared with net cash provided by financing activities of $0 (unaudited) for the same period in 2021.

During the three months ended August 31, 2022, net cash provided by financing activities were $7,000 (unaudited) net proceeds from related party loan compared with $0 (unaudited) from related party loan for the same period in 2021.

May 31, 2022.

Working Capital.

	May 31, 2022	May 31, 2021	Change	%
Current Assets	$23,688	$615	$23,073	$3,752%
Current Liabilities	970,348	1,344,749	(374,401)	(28%)
Working Capital Deficiency	$(946,660)	$(1,344,134)	$397,474	$ (30%)

Cash Flows.

	Year Ended May 31,
	2022	2021	Change
Cash Flows Used in Operating Activities	$(216,990)	$(4,112)	$(212,878)
Cash Flows Used in Investing Activities	(12,337)	—	(12,337)
Cash Flows Provided by Financing Activities	242,500	4,000	238,500
Net change in Cash During Period	$13,173	$(112)	$13,285

As of May 31, 2022, our Company had $13,788 in cash. In management’s opinion, our Company’s cash position is insufficient to maintain our operations at the current level for the next 12 months. Any expansion may cause our Company to require additional capital until such expansion begins generating revenue. It is anticipated that the raising of additional funds will principally be through the sales of our securities.

As of May 31, 2022, our total current liabilities were $970,348 which consisted of $388,687 in notes payable – related parties, $89,164 in accrued interest-related party, $163,615 in derivative liability, $64,198 in accounts payable and accrued liabilities and $264,684 in convertible notes as compared to May 31, 2021, with total current liabilities of $1,344,749 which primarily consisted of $537,540 in derivative liability, $361,075 in notes payable–related parties, $76,281 in accrued interest-related party, $219,000 in accounts payable and accrued liabilities – related parties, $114,035 in accounts payable and accrued liabilities and $36,818 in convertible notes.

Operating Activities. Net cash used in operating activities was $216,990 for the year ended May 31, 2022, compared with net cash used in operating activities of $4,112 for the year ended May 31, 2021. For the year ended May 31, 2022, net cash flows used in operating activities was $216,990, consisting of a net income of $120,276, reduced by a gain on change in fair value of derivative liability of $373,925, gain on settlement of debts of $76,027, changed in digital currency of $36,736 and prepaid of $9,900, and increased by amortization of discount on convertible note of $79,366, impairment loss on digital currency of $5,478, realized loss on disposal of digital currency of $9,793, increase in accrued interest-related party of $12,883 and changes in accounts payable and accrued liabilities of $51,802. For the year ended May 31, 2021, net cash flows used in operating activities was $4,112, consisting of a net income of $1,142,894, reduced by a gain in change fair value of derivative liability of $1,184,178, and increased by an increase in accrued interest -related party of $12,894 and changes in accounts payable and accrued liabilities of $24,278.

Investing Activities. Our Company purchased $12,337 in digital mining equipment during the year ended May 31, 2022. We did not have any investing activities during the year ended May 31, 2021.

Financing Activities. Net Cash provided by financing activities was $242,500 for the year ended May 31, 2022, compared with net cash provided by financing activities of $4,000 for the year ended May 31, 2021.

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During the year ended May 31, 2022, net cash provided by financing activities were $240,500 from issuance of notes payable and $2,000 from related party loan compared with $4,000 from related party loans for the year ended May 31, 2021.

Going Concern

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, our Company has negative working capital, recurring losses, and does not have an established source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about our Company’s ability to continue as a going concern.

The ability of our Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if our Company is unable to continue as a going concern.

In the coming year, our Company’s foreseeable cash requirements will relate to continual development of the operations of our business, maintaining our good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. Our Company may experience a cash shortfall and be required to raise additional capital.

Historically, we have mostly relied upon internally generated funds such as shareholder loans and advances to finance our operations and growth. Management may raise additional capital by retaining net earnings or through future public or private offerings of our Company’s stock or through loans from private investors, although there can be no assurance that we will be able to obtain such financing. Our Company’s failure to do so could have a material and adverse effect upon us and our shareholders.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to shareholders.

Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact on our business operations and any associated risks related to these policies are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations when such policies affect our reported or expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”). We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

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The material estimates for our Company are that of derivative liabilities and income tax valuation allowance recorded for deferred tax assets. The estimated sensitivity to change is related to the various variables of the Black-Scholes option pricing model stated below. The specific quantitative variables are included in the notes to the financial statements. The estimated fair value of options is recognized as expense on the straight-line basis over the options’ vesting periods. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the expected life, dividend yield, expected volatility, and risk-free interest rate weighted-average assumptions used for options and warrants granted. Expected volatility for 2022 and 2021 was estimated using our common stock for convertible notes and warrants. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the grant date. The expected life of options is based on the life of the instrument on grant date.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.x

Recent Accounting Pronouncements

Our Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of our company’s current directors and executive officers.

Name	Age	Position(s)
Nate Steck	52	President, Chief Executive Officer and Director
Marc Kassoff	75	Vice President, Chief Financial Officer and Director

Our Directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There are no family relationships between or among our directors and executive officers.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Nate Steck, President, Chief Executive Officer and Director. Mr. Steck was elected as our CEO and Director in May 2014. Mr. Steck is an entrepreneur and trained French Chef and with over 20 years’ experience in Product Development and Food Production. He has developed over 30 successful products from concept to shelf with National distribution for consumer brands and private labels, cumulative sales of 175M. He is the Co-Founder of Batter Blaster, Co-Founder of Elena’s Food Specialties and Founder of Elite foods.

Our company believes that Mr. Steck’s professional background experience gives him the qualifications and skills necessary to serve as a director and officer of our company.

Marc Kassoff, Vice-President, Chief Financial Officer and Director. Mr. Kassoff was elected as our CFO and Director in May 2014. Mr. Kassoff is currently the President and CEO of Meyer, Christian and Associates, Inc. a healthcare subrogation firm. This has been his position for the last 20 years. Mr. Kassoff is also on the Board of the Effect and Encompass which serves the South Orange County community as a Drug and Alcohol Recovery Program.

Our company believes that Mr. Kassoff’s professional background experience gives him the qualifications and skills necessary to serve as a director and officer of our company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

Our Company’s board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our Company’s principal executive officer and our principal financial and accounting officer, as well as persons performing similar functions. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Nate’s Food Co., 15151 Springdale Street Huntington Beach, California 92649.

Board and Committee Meetings

Our board of directors held no formal meetings during the year ended May 31, 2022. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Colorado Revised Statutes and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Nomination Process

As of May 31, 2022, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our board of directors has determined that it is in the best position to evaluate our Company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors.

Audit Committee

Currently our audit committee consists of our entire board of directors. We do not have a standing audit committee as we currently have limited working capital and minimal revenues. Should we be able to raise sufficient funding to execute our business plan, we will form an audit, compensation committee and other applicable committees utilizing our directors’ expertise.

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Audit Committee Financial Expert

Currently our audit committee consists of our entire board of directors. We do not currently have a director who is qualified to act as the head of the audit committee or as a financial expert.

Conflicts of Interest

Certain of our officers and directors are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office or serve on a board of directors. As a result, certain conflicts of interest may arise between our company and these officers and directors. We will attempt to resolve such conflicts of interest in favor of our company. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that these officers and directors exercise good faith and integrity in handling our company’s affairs. A shareholder may be able to institute legal action on behalf of our company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to us.

Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our President and CEO, Nate Steck, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We will attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Steck collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

EXECUTIVE COMPENSATION

In General

Currently, our management is unable to estimate accurately when, if ever, our company will possess sufficient capital, whether derived from sales revenues, this offering or otherwise, for the payment of salaries to our management.

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended May 31, 2022 and 2021; and
(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended May 31, 2022 and 2021, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Fiscal Year Ended 4/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
	Nate Steck President, CEO and Director	2022 2021	— —	— —	— —	— —	— —	— —	— —
	Marc Kassoff Vice President, CFO and Director	2022 2021	— —	— —	— —	— —	— —	— —	— —
	Timothy Denton(1) Secretary and Director	2022 2021	— —	— —	— —	— —	— —	— —	— —
(1)	Mr. Denton resigned as an officer and director in August 2021.

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Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nate Steck	---	---	---	---	n/a	---	n/a	---	---
Marc Kassoff	---	---	---	---	n/a	---	n/a	---	---
Timothy Denton(1)	---	---	---	---	n/a	---	n/a	---	---
(1)	Mr. Denton resigned as an officer and director in August 2021.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Grants of Plan-Based Awards

During the fiscal year ended May 31, 2022, we did not grant any stock options.

Option Exercises and Stock Vested

During our fiscal year ended May 31, 2022, there were no options exercised by our named officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our Company during the last two fiscal years, is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us relating to the beneficial ownership of shares of our voting securities by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date; provided, however, that shares underlying (1) awarded warrants to purchase shares our common stock and (2) options to purchase shares of our common stock under any employee stock plan are not included. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Share Ownership Before This Offering	Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Nate Steck Marc Kassoff Officers and directors, as a group (2 persons)	6,974,000 5,702,859 12,676,859	1.20% * 2.18%	6,974,000 5,702,859 12,676,859	* * *	See Note 3 and Note 4
Class A Preferred Stock(4)
Nate Steck Marc Kassoff Timothy Denton(5)	970,052 970,051 25	49.99% 49.99% *	970,052 970,051 25	49.99% 49.99% *
Class B Preferred Stock(6)
Nate Steck Marc Kassoff Timothy Denton(5)	21,292 52,970 20,419	14.20% 35.30% 13.60%	21,292 52,970 20,419	14.20% 35.30% 13.60%
Class C Preferred Stock(7)
Nate Steck Marc Kassoff Timothy Denton(5)	47,807 47,807 47,806	19.10% 19.10% 19.10%	47,807 47,807 47,806	19.10% 19.10% 19.10%
Class D Preferred Stock(8)
Nate Steck Marc Kassoff Timothy Denton(5)	1,000,000 1,000,000 1,000,000	15.80% 15.80% 15.80%	1,000,000 1,000,000 1,000,000	15.80% 15.80% 15.80%
Class E Preferred Stock(9)
Nate Steck Marc Kassoff Timothy Denton(5)	1,196,000 1,196,000 1,196,000	8.00% 8.00% 8.00%	1,196,000 1,196,000 1,196,000	8.00% 8.00% 8.00%
*
(1)	Based on 580,024,616 shares outstanding, before this offering.
(2)	Based on 1,580,024,616 shares outstanding, assuming the sale of all of the Offered Shares, after this offering.
(3)

Our officers and directors, Nate Steck and Marc Kassoff, own all of the outstanding shares of Series A Preferred Stock. By such ownership, Messrs. Steck and Kassoff control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See Note 4).

(4)	The Series A Preferred Stock has the following voting rights: each share of Series A Preferred Stock is entitled to 10,000 votes per share. (See “Description of Securities—Series A Preferred Stock”).
(5)	Mr. Denton resigned as an officer and director of our company in August 2021.
(6)	Each share of Series B Preferred Stock is convertible into 1,000 shares of our common stock. (See “Description of Securities—Series B Preferred Stock”).
(7)	Each share of Series C Preferred Stock is convertible into 66 shares of our common stock. (See “Description of Securities—Series C Preferred Stock”).
(8)	Each share of Series D Preferred Stock is convertible into 15 shares of our common stock. (See “Description of Securities—Series D Preferred Stock”).
(9)	Each share of Series E Preferred Stock is convertible into 10 shares of our common stock. (See “Description of Securities—Series E Preferred Stock”).

44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended May 31, 2022, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Notes Payable – Related Party

As at August 31, 2022 and May 31, 2022, the total amount owed to an officer was $395,687 and $388,687, respectively. Of the August 31, 2022 amount, $57,000 of the loan is at 10% interest and was to be repaid by June 28, 2017, and currently is in default, and as at August 31, 2022 and May 31, 2022, accrued interest of $35,216 and $33,779, respectively, in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, $71,902 of the loan is at 10% interest and due on December 31, 2015, and currently in default and as at August 31, 2022 and May 31, 2022, accrued interest of $57,197 and $55,385, respectively, in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, the loan includes $179,711 that was reclassified from accounts payable as at August 31, 2022. This amount is at 0% interest and is due on demand. During the three months ended August 31,2022 and 2021, the Company received advance of $9,500 and $0 and repaid advance of $2,500 and $0, respectively.

During the three months ended August 31, 2022, the Company recognized $9,000 in management fees for a company officer, Nate Steck, and paid him management fees of $3,000. As of August 31, 2022, and May 31, 2022, we owed Mr. Steck the amount of $6,000, in this regard.

Accounts Payable and Accruals – Related Party

During the year ended May 31, 2022, an accounts payable related party balance of $219,000 owed to a company controlled by officers of the Company, was forgiven and recorded as an increase to additional paid in capital.

Director Independence

We currently act with three directors, consisting of Nate Steck, Marc Kassoff and Timothy Denton. We have determined that none of our directors is an independent director, as that term is used in Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

Currently our audit committee consists of our entire board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

From inception to present date, we believe that the members of our audit committee and the board of directors have been and are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

EXPERTS

Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC), an independent registered public accounting firm, has audited our financial statements at May 31, 2022 and 2021, as set forth in its report. We have included our financial statements in this Offering Circular in reliance on Pinnacle Accountancy Group of Utah’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas.

45

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Nate’s Food Co.

Unaudited Financial Statements for the Three Months Ended August 31, 2022 and 2021

Nate’s Food Co.

Audited Financial Statements for the Years Ended May 31, 2022 and 2021

47

Nate’s Food Co.

 Condensed Balance Sheets

(Unaudited)

	August 31,	May 31,
	2022	2022
ASSETS
Current Assets
Cash	$510	$13,788
Prepaid expenses	-	9,900
Total Current Assets	510	23,688

Digital currency	13,279	21,465
Equipment, net	11,534	12,337
License	37,717	-
TOTAL ASSETS	$63,040	$57,490

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$7,964	$5,763
Accrued interest	67,007	58,435
Accrued interest - related party	92,413	89,164
Accrued management fees – related party	6,000	-
Notes payable - related party	395,687	388,687
Convertible notes, net of discount	289,819	264,684
Derivative liability	133,695	163,615
Total Current liabilities	992,585	970,348

Total liabilities	$992,585	$970,348

Commitments	$-	$-

Stockholders' Deficit
Series A Preferred Stock, Par Value $0.0001, 2,000,000 shares authorized, 1,940,153 issued and outstanding	194	194
Series B Preferred Stock, Par Value $0.0001, 150,000 shares authorized, 150,000 issued and outstanding	15	15
Series C Preferred Stock, Par Value $1.00, 250,000 shares authorized, 250,000 issued and outstanding	250,000	250,000
Series D Preferred Stock, Par Value $0.0001, 10,000,000 shares authorized, 6,000,000 and 6,000,000 issued and outstanding, respectively	600	600
Series E Preferred Stock, Par Value $0.0001, 15,000,000 shares authorized, 14,989,500 issued and outstanding, respectively	1,499	1,499
Common Stock, Par Value $0.001, 6,500,000,000 shares authorized, 580,024,616 and 553,024,616 issued and outstanding, respectively	580,024	553,024
Additional paid-in capital	3,197,386	3,179,836
Accumulated deficit	(4,959,263)	(4,898,026)
Total stockholders’ deficit	$(929,545)	$(912,858)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$63,040	$57,490

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-1

Nate’s Food Co.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	August 31,
	2022	2021
Revenue
Digital currency mining	$5,203	$-
Cost of revenue	16,391	-
Gross loss	(11,188)	-

Operating Expenses
General and administrative	28,478	9,045
Total operating expenses	28,478	9,045

Operating Loss	(39,666)	(9,045)

Other Income (Expense)
Gain on change in fair value of derivative liability	29,920	404,462
Loss on sale of digital currency	(5,742)	-
Interest expense	(43,789)	(5,053)
Impairment loss on digital currency	(1,960)	-
Total other income (expenses)	(21,571)	399,409

Net Income (Loss)	$(61,237)	$390,364

Net income per common share:
Basic	$(0.00)	$0.00
Diluted	$(0.00)	$0.00

Weighted average number of common shares outstanding:
Basic	560,948,529	537,774,616
Diluted	672,360,865	598,264,237

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

Nate’s Food Co.

Condensed Statements of Changes in Stockholders’ Deficit

(Unaudited)

For the Three Months Ended August 31, 2022

	Preferred Stock												Additional		Total
	Series A		Series B		Series C		Series D		Series E		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balances May 31, 2022	1,940,153	$194	150,000	$15	250,000	$250,000	6,000,000	$600	14,989,500	$1,499	553,024,616	$553,024	$3,179,836	$(4,898,026)	$(912,858)

Issuance of common stock for conversion of convertible note	-	-	-	-	-	-	-	-	-	-	27,000,000	27,000	(20,250)	-	6,750
Finance fee for warrants issued in connection with license agreement	-	-	-	-	-	-	-	-	-	-	-	-	37,800	-	37,800
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(61,237)	(61,237)
Balances August 31, 2022	1,940,153	$194	150,000	$15	250,000	$250,000	6,000,000	$600	14,989,500	$1,499	580,024,616	$580,024	$3,197,386	$(4,959,263)	$(929,545)

For the Three Months Ended August 31, 2021

	Preferred Stock												Additional		Total
	Series A		Series B		Series C		Series D		Series E		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances May 31, 2021	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(5,018,302)	$(1,344,134)
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	390,364	390,364
Balances August 31, 2021	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(4,627,938)	$(953,770)

 The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

Nate’s Food Co.

Condensed Statements of Cash Flows

(Unaudited)

	Three Months Ended
	August 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(61,237)	$390,364
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on change in fair value of derivative liability	(29,920)	(404,462)
Amortization of discount on convertible note	31,885	-
Amortization of license	83	-
Amortization of Crypto equipment	803	-
Impairment loss on digital currency	1,960	-
Realized loss on sale of digital currency	5,742	-
Changes in operating assets and liabilities:
Prepaid expenses	9,900	-
Digital currency	484	-
Accounts payable and accrued liabilities	2,201	8,589
Accrued management fees – related party	6,000	-
Accrued interest - related party	3,249	3,223
Accrued interest	8,572	1,830
Net cash used in operating activities	(20,278)	(456)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	9,500	-
Repayment of notes payable - related party	(2,500)	-
Net cash provided by financing activities	7,000	-

Net cash decrease for the period	(13,278)	(456)
Cash at beginning of period	13,788	615
Cash at end of period	$510	$159

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-Cash Investing and Financing Activity:
Reclassification of accounts payable to notes payable - related party	$-	$8,589
Issuance of common stock for conversion of convertible note	$27,000	$-
Finance fee for warrants issued in connection with license agreement	$37,800	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

NATE’S FOOD CO.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2022

 (UNAUDITED)

Note 1 –Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s annual report filed with the SEC on Form 10-K, on September 20, 2022. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2022 as reported in Form 10-K, have been omitted.

Use of Estimates

The preparation of financial statements with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on Nate’s Food Co.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Nate’s Food Co.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term marketable securities purchased with maturity of three months or less to be cash equivalents.

Digital Currencies

We currently account for all digital currencies held as a result of these transactions as indefinite-lived intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other. We have ownership of and control over our digital currencies and we may use third-party custodial services to secure it. The digital currencies are initially recorded at cost and are subsequently remeasured on the balance sheet date at cost, net of any impairment losses incurred since acquisition.

We determine the fair value of our digital currencies on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted prices on the active exchange(s) that we have determined is the principal market for such assets (Level 1 inputs). We perform an analysis each quarter to identify whether events or changes in circumstances, principally decreases in the quoted prices on active exchanges, indicate that it is more likely than not that our digital currencies are impaired. In determining if an impairment has occurred, we consider the lowest market price of one unit of digital currency quoted on the active exchange since acquiring the digital currency. If the then current carrying value of a digital currency exceeds the fair value so determined, an impairment loss has occurred with respect to those digital currencies in the amount equal to the difference between their carrying values and the price determined.

Impairment losses are recognized within other income (expense) on the statements of operations in the period in which the impairment is identified. The impaired digital currencies are written down to their fair value at the time of impairment and this new cost basis will not be adjusted upward for any subsequent increase in fair value. Gains are not recorded until realized upon sale(s), at which point they are presented net of any impairment losses for the same digital assets held within other income (expense). In determining the gain to be recognized upon sale, we calculate the difference between the sales price and carrying value of the digital assets sold immediately prior to sale.

As of August 31, 2022, the market value of digital currencies was lower than the Company’s cost basis by $1,960, which amount is recorded as impairment loss on digital currency.  During the three months ended August 31, 2022, the Company recorded loss on sale of digital currency of $5,742.

F-5

Fair Value of Financial Instruments

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets, liabilities in active markets.

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active.

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement

The following table summarizes fair value measurements by level at August 31, 2022 and May 31, 2022, measured at fair value on a recurring basis:

August 31, 2022	Level 1	Level 2	Level 3	Total
Assets
Digital currency	$13,279	-	-	$13,279
Liabilities
Derivative liabilities	-	-	$133,695	$133,695

May 31, 2021	Level 1	Level 2	Level 3	Total
Assets
Digital currency	$21,465	-	-	$21,465
Liabilities
Derivative liabilities	-	-	$163,615	$163,615

Earnings per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method for outstanding warrants and options and using the if-converted method for convertible debt and convertible preferred stock. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

F-6

For the three months ended August 31, 2022 and 2021, respectively, the following warrants, convertible notes and convertible preferred stock were potentially dilutive.

	Three Months Ended
	August 31,
	2022	2021
	(Shares)	(Shares)
Warrants	27,000,000	-
Convertible notes payable	111,412,336	60,489,821
Series B convertible preferred stock	150,000,000	150,000,000
Series C convertible preferred stock	16,500,000	16,500,000
Series D convertible preferred stock	90,000,000	95,250,000
Series E convertible preferred stock	149,895,000	149,895,000
	544,807,336	472,134,821

The following represents a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the three months ended August 31, 2022:

	Net Loss (Numerator)	Shares (Denominator)	Per Share Amount
Basic EPS	$(61,237)	560,948,529	$(0.00)
Effect of dilutive securities:
Warrants	-	-
Convertible notes payable	(29,920)	111,412,336	(0.00)
Preferred stock	-	-	-
Diluted EPS	$(91,157)	672,360,865	$(0.00)

Potential dilution from the convertible preferred stock was not included in the calculation of the dilutive earnings per share calculation for the three months ended August 31, 2022, as the effect is anti-dilutive.

The following represents a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the three months ended August 31, 2021:

	Net Income (Loss)	Shares	Per Share
	(Numerator)	(Denominator)	Amount
Basic EPS	$390,364	537,774,616	$0.00
Effect of dilutive securities:
Convertible notes payable	(402,632)	60,489,821	(0.01)
Preferred stock	-	-	-
Diluted EPS	$(12,268)	598,264,437	$(0.00)

Potential dilution from the warrants and convertible preferred stock was not included in the calculation of the dilutive earnings per share calculation for the three months ended August 31, 2021, as the effect is anti-dilutive.

Equipment

Bitcoin mining equipment is stated at cost less accumulated amortization.  Amortization is computed on the straight-line method over the useful life of four years and is included in the cost of revenue

Lease

The Company leases bitcoin equipment (Note 3), for the mining of Bitcoin.

In accordance with ASC 842, “Leases,” we determine if an arrangement is a lease at inception.

The equipment lease meets the definition of a short-term lease because the lease term is 12 months or less. Consequently, consistent with Company’s accounting policy election, the Company does not recognize the right-of-use asset and the lease liability arising from this lease.

F-7

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Our revenues currently consist of cryptocurrency mining revenues, which we began generating in September 2021. The Company earns its cryptocurrency mining revenues by providing transaction verification services within the digital currency networks of cryptocurrencies, for Bitcoin. The Company satisfies its performance obligation at the point in time that the Company is awarded a unit of digital currency through its participation in the applicable network and network participants benefit from the Company’s verification service. In consideration for these services, the Company receives Bitcoin, net of applicable network fees, which are recorded as revenue using the closing U.S. dollar price of Bitcoin on the date of receipt. Expenses associated with running the cryptocurrency mining operations, which are currently utilities, equipment lease and monitoring services are recorded as cost of revenues.  During the three months ended August 31, 2022, the Company generated Bitcoin mining revenue of $5,203 with cost of revenue of $16,391.

There is currently no specific definitive guidance in GAAP or alternative accounting frameworks for the accounting for the production and mining of digital currencies and management has exercised significant judgment in determining appropriate accounting treatment for the recognition of revenue for mining of digital currencies. Management has examined various factors surrounding the substance of the Company’s operations and the guidance in ASC 606, including identifying the transaction price, when performance obligations are satisfied, and collectability is reasonably assured being the completion and addition of a block to a blockchain and the award of a unit of digital currency to the Company. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies which could result in a change in the Company’s financial statements.

Recently Issued Accounting Pronouncements

The Company has determined that there are no applicable recently issued accounting pronouncements that are expected to have a material impact on these financial statements.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has negative working capital, recurring losses, and does not have an established source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the succeeding paragraphs and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operations and growth. Management may raise additional capital by retaining net earnings or through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

 Note 3 – Prepaid Expenses

On September 30, 2021 and October 22, 2021, the Company entered into two agreements to lease Bitcoin equipment for a term of 270 days and 200 days, respectively. During the three months ended August 31, 2022 and 2021, the Company recognized $9,900 and $0 lease expenses, respectively.

As of August 31, 2022 and May 31, 2022, prepaid expenses were $0 and $9,900, respectively.

F-8

Note 4 – Related Party Transactions

Notes Payable – Related Party

As at August 31, 2022 and May 31, 2022, the total amount owed to an officer was $395,687 and $388,687, respectively. Of the August 31, 2022 amount, $57,000 of the loan is at 10% interest and was to be repaid by June 28, 2017, and currently is in default, and as at August 31, 2022 and May 31, 2022, accrued interest of $35,216 and $33,779, respectively, in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, $71,902 of the loan is at 10% interest and due on December 31, 2015, and currently in default and as at August 31, 2022 and May 31, 2022, accrued interest of $57,197 and $55,385, respectively, in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, the loan includes $179,711 that was reclassified from accounts payable as at August 31, 2022. This amount is at 0% interest and is due on demand. During the three months ended August 31,2022 and 2021, the Company received advance of $9,500 and $0 and repaid advance of $2,500 and $0, respectively.

During the three months ended August 31, 2022 and 2021, the Company recognized $9,000 and $0 management fees for the Company’s officer and paid management fees of $3,000 and $0, respectively. As of August 31,2022, and May 31,2022, the Company owed to the Company’s officer for amount of $6,000 and $0, respectively.

Note 5 – Convertible Notes

The Company had the following convertible notes payable outstanding as of August 31, 2022 and May 31, 2022:

	August 31,	May 31,
	2022	2022
Convertible note payable -2016	$36,818	$36,818
Convertible note payable -2021	275,000	275,000
Conversion	(6,750)	-
Total convertible notes payable	305,068	311,818

Less: debt discount and deferred financing cost	(15,249)	(47,134)
Total convertible notes	289,819	264,684

Less: current portion of convertible notes payable	289,819	264,684
Long-term convertible notes payable	$-	$-

On October 13, 2016, the Company received financing from an unrelated party in the amount of $85,500 with $5,000 original issue discount and incurred $8,000 in financing costs. On December 29, 2017, the principal balance along with the related default penalties, accrued and unpaid interest, and the conversion rights were sold to another unrelated party. The original issue discount and financing costs were amortized over the original life of the note using the effective interest method. The $85,500 note bears 10% interest and matured on July 13, 2017. The note is currently in default and bears 18% interest rate while in default on the outstanding balance of $36,818 after $48,682 of conversions in prior years. The holder shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable shares of common stock. The conversion price is the 45% discount to the lowest traded price during the previous 20 trading days to the date of a conversion notice. The Company may redeem the note at rates ranging from 125% to 150% depending on the redemption date. The note derivative is revalued at each period end with gains or losses included in the statement of operations (see Note 6 for details). During the three months ended August 31, 2022 and 2021, the Company recognized interest expense of $1,670 and $1,830, respectively. As of August 31, 2022 and May 31, 2022, the Company had accrued interest of $42,842 and $41,172, respectively.

On October 14, 2021, the Company received financing from an unrelated party in the amount of $275,000 with $25,000 original issue discount and $9,500 in financing costs, for net proceeds to the Company of $240,500. The original issue discount and financing costs are being amortized over the original life of the note using the effective interest method. The $275,000 bears 10% interest and matures on October 14, 2022. As of date of filling this Financial Statements, the note is in default. The conversion price is $0.002 per share (Fixed Conversion Price) at any time after 180 days from the issue date, if an event of default, the conversion price shall be $0.001 per share. On October 14, 2021, the Company agreed, in connection with the authorization and issuance of convertible note of $275,000, to issue an additional 10,000,000 shares of common stock in accordance with the securities purchase agreement dated October 14, 2021, to the convertible note holder. The Company determined the fair value of 10,000,000 shares of common stock of $92,000 (according to market price on October 14, 2021) and shall amortize this cost over the life of the convertible note. On February 8, 2022, the Company issued 10,000,000 shares of common stock to note holder.  On July 29, 2022, $6,750 was converted into27,000,000 shares at $0.00025 based on contract stock price re-set requirements.  As of August 31, 2022 the principal balance is $268,250. During the three months ended August 31, 2022, the Company recognized interest expense of $6,902. As of August 31, 2022, and May 31, 2022, the Company had accrued interest of $24,155 and $17,253, respectively.

During the three months ended August 31, 2022, the Company recognized interest expenses of $6,902 and $31,885 amortization of debt discount. As of August 31, 2022, the Company had accrued interest of $24,155 and unamortized debt discount of $15,249.

F-9

Note 6 – Derivative Liability

The Company analyzed the variable discounted conversion options on its convertible note (Note 5) for derivative accounting consideration under ASC 815, “Derivatives and Hedging,” and determined that the embedded conversion option should be classified as a liability due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company accounts for warrants (Note 7) as a derivative liability due to there being no explicit limit to the number of shares to be delivered upon settlement of all conversion options.

The following table summarizes the derivative liabilities included in the balance sheets at August 31, 2022 and May 31, 2022:

Balance - May 31, 2021	$537,540

Gain on change in fair value of the derivative	(373,925)
Balance - May 31, 2022	$163,615

Gain on change in fair value of the derivative	(29,920)
Balance - August 31, 2022	$133,695

The Company also recorded a gain on change in fair value of the derivative of $404,462 during the three months ended August 31, 2021. The table below shows the Black-Scholes option-pricing model inputs used by the Company to value the derivative liability, as well as the determined value of the option liability at each measurement date:

	August 31,	May 31,
	2022	2022
Expected term	20 years	0.37 – 1.00 years
Expected average volatility	303%	131% - 293%
Expected dividend yield	-	-
Risk-free interest rate	3.31%	0.08%

Note 7 – Equity

Series A Preferred Stock

The Company is authorized to issue 2,000,000 shares of series A Preferred Stock at a par value of $0.0001. The Series A Preferred Stock has voting rights equal to 1,000 votes for each 1 share of common stock owned. The Series A Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series A Preferred Stock.

There were no issuances of the Series A Preferred Stock during the three months ended August 31, 2022 and 2021.

As of August 31, 2022 and May 31, 2022, 1,940,153 shares of series A Preferred Stock were issued and outstanding.

Series B Preferred Stock

The Company is authorized to issue 150,000 shares of Series B Preferred Stock at a par value of $0.0001. The Series B Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series B Preferred Stock. The Series B Preferred Stock converts into common stock at a ratio of 1:1,000. However, the Series B Preferred Stock may not be converted for a period of 12 months from the date of issue.

There were no issuances of the Series B Preferred Stock during the three months ended August 31, 2022 and 2021.

As of August 31, 2022 and May 31, 2022, 150,000 shares of Series B Preferred Stock were issued and outstanding.

Series C Preferred Stock

The Company is authorized to issue 250,000 shares of Series C Preferred Stock at a par value of $1. The Series C Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series C Preferred Stock. The Preferred Stock can be converted to common stock, at a conversion rate of 66 common shares for each preferred stock.

F-10

There were no issuances of the Series C Preferred Stock during the three months ended August 31, 2022 and 2021.

As of August 31, 2022 and May 31, 2022, 250,000 shares of Series C Preferred Stock were issued and outstanding.

Series D Convertible Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series D Convertible Preferred Stock at a par value of $0.0001. The Series D Convertible Preferred Stock is convertible at a rate of 1 share of Series D Preferred Stock for 15 shares of common stock.

There were no issuances of the Series D Preferred Stock during the three months ended August 31, 2022 and 2021.

As of August 31, 2022 and May 31, 2022, 6,000,000 shares of Series D Preferred Stock were issued and outstanding.

Series E Preferred Stock

The Company is authorized to issue 15,000,000 shares of series E Preferred Stock at a par value of $0.0001. The Series E Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series E Convertible Preferred Stock. Beginning October 1, 2016, each share of Series E Preferred Stock is convertible into ten (10) shares of common stock. From October 1, 2016 to October 1, 2018, holders of Series E Preferred Stock may at any time convert to shares of common stock, thereafter, the Company may elect to convert any outstanding stock at any time without notice to the shareholders.

There were no issuances of the Series E Preferred Stock during the three months ended August 31, 2022 and 2021.

As of August 31, 2022 and May 31, 2022, 14,989,500 shares of Series E Preferred Stock were issued and outstanding.

Common stock

The Company is authorized to issue 6,500,000,000 shares of common stock at a par value of $0.001.

During the three months ended August 31, 2022, the Company issued 27,000,000 shares on conversion of $6,750 of principal of a convertible note.

There were no issuances of common stock during the three months ended August 31, 2021.  As of August 31, 2022 and May 31, 2022, 580,024,616 and 553,024,616 shares of common stock were issued and outstanding, respectively.

Warrants

On July 8, 2022, the Company issued warrants in connection with a license agreement (Note 10). The warrants were valued using the Black-Scholes pricing model. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement.

The estimated fair values of the warrants were measured on the July 8, 2022 licence agreement execution date using the following inputs:

Stock price	$0.0014
Exercise price	$0.00025
Expected term	20 years
Expected average volatility	279%
Expected dividend yield	0
Risk-free interest rate	3.31%

F-11

A summary of activity during the three months ended August 31, 2022, is as follows:

		Weighted Average	Weighted Average Remaining
	Number of warrants	Exercise Price	Contractual life (in years)
Outstanding, May 31, 2022	-	$-	-
Granted	27,000,000	0.00025	20.00
Reset feature	-	-	-
Exercised	-	-	-
Forfeited/canceled	-	-	-
Outstanding, August 31, 2022	27,000,000	$0.00025	19.97

Exercisable, August 31, 2022	-	$0.00025	19.97

The intrinsic value of the warrants as of August 31, 2022, is $25,650. None of the outstanding warrants are exercisable as of August 31, 2022.

Note 8 – Bitcoin intangible assets

The Company mined Bitcoin with a total aggregate value of $5,203. The Company has accounted for these coins as indefinite life intangible assets. The Company recorded the mining of the coins as revenue from digital currency mining in its result of operations, along with cost of sales (electricity and other hosting fees) remitted to the co-location host in Bitcoin, and equipment lease costs. After impairment of $1,960 and sales of $5,742, the Company’s digital currency asset consists of the following at August 31, 2022:

Three Months Ended
August 31,
Bitcoin Held	2022
Opening balance	$21,465
Additions earned	5,203
Sales	-
Remittance as cost of sales	(7,641)
Impairment	(1,960)
Dispositions	(3,788)
Ending balance	$13,279

Note 9 – Commitments

On July 8, 2022, the Company entered into an Exclusive Intellectual Property License Agreement (“License Agreement”) with Kenny B, LLC. (“Licensor”) for a period of 20 years and that may be extended for an additional 20 years at the mutual consent of both parties.

The Licensor is the exclusive owner of all the rights, title and interest in and to (i) the trademark of Sh’mallow (Serial Number 5302806), (ii) all rights in and to the name of Sh’mallow, and (iii) designs of Sh’mallow marshmallow topping product, and (iv) all common law and statuary rights in the foregoing (collectively, the “Property”). The Company obtained an exclusive license to use such Intellectual Property.

In conjunction with the License Agreement, the Company granted warrants to Licensor to acquire 27,000,000 shares of common stock of the Company at a price of $0.00025 per share for total value of $37,800 to be amortized over the life of the agreement on a straight line basis, recorded in license and additional paid in capital (Note 7). The Licensor has a right to exercise the warrants six months after the August 15, 2022 effective date of the License Agreement.

The Company will pay a royalty of 7.5% on all Net Sales of Sh’Mallow. 12 months after the execution of the agreement a minimum royalty payment of $5,000 a month shall be required to maintain the exclusivity of the license agreement.  No Sh’Mallow sales or royalty payments were made during the three months ended August 31, 2022.

Note 10 – Subsequent Events

Management has evaluated subsequent events through the date these financial statements were issued. Based on our evaluation no material events have occurred that require disclosure.

F-12

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Nate’s Food Co.

Huntington Beach, CA

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nate’s Food Co. (the Company) as of May 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses since inception, has a working capital deficit, and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern – Disclosure

The financial statements of the Company are prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. As noted in “Going Concern Consideration” above, the Company has a history of recurring net losses, a significant accumulated deficit and currently has net working capital deficit. The Company has contractual obligations such as commitments for repayments of accounts and notes payable and accrued interest (collectively “obligations”). Currently management’s forecasts and related assumptions illustrate their judgments as to the Company’s ability to meet the obligations through planned increases in revenues, management of expenditures, obtaining additional loans from related and unrelated parties, and private placements of capital stock for additional funding to meet its operating needs. Should there be constraints on the ability to increase revenues and access financing through stock issuances, the Company will continue to manage cash outflows and meet the obligations through related and unrelated party loans.

We identified management’s assessment of the Company’s ability to continue as a going concern as a critical audit matter. Management made judgments regarding the Company’s ability to effectively implement its plans to provide the necessary cash flows to fund the Company’s obligations as they become due. Specifically, the judgments with the highest degree of impact and subjectivity in determining the Company’s ability to effectively implement its plans include its ability to increase revenues, manage expenditures, access funding from the capital market, and obtain loans from related and unrelated parties. Auditing the judgments made by management required a high degree of auditor judgment and an increased extent of audit effort.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included the following, among others, evaluating the Company’s ability to: (i) increase revenues, (ii) access funding from the capital markets, (iii) manage expenditures, and (iv) obtain loans from related and unrelated parties.

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah a dba of Heaton & Company, PLLC

We have served as the Company’s auditor since 2018.

Pinnacle Accountancy Group of Utah

Farmington, Utah

September 19, 2022

F-1

Nate’s Food Co.

Balance Sheets

	May 31,	May 31,
	2022	2021
ASSETS
Current Assets
Cash	$13,788	$615
Prepaid expenses	9,900	-
Total Current Assets	23,688	615

Digital currency	21,465	-
Equipment, net	12,337	-
TOTAL ASSETS	$57,490	$615

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$5,763	$79,489
Accounts payable and accrued liabilities – related party	-	219,000
Accrued interest	58,435	34,546
Accrued interest - related party	89,164	76,281
Notes payable - related party	388,687	361,075
Convertible notes, net of discount	264,684	36,818
Derivative liability	163,615	537,540
Total Current liabilities	970,348	1,344,749

Total liabilities	$970,348	$1,344,749

Stockholders' Deficit
Series A Preferred Stock, Par Value $0.0001, 2,000,000 shares authorized, 1,940,153 issued and outstanding	194	194
Series B Preferred Stock, Par Value $0.0001, 150,000 shares authorized, 150,000 issued and outstanding	15	15
Series C Preferred Stock, Par Value $1.00, 250,000 shares authorized, 250,000 issued and outstanding	250,000	250,000
Series D Preferred Stock, Par Value $0.0001, 10,000,000 shares authorized, 6,000,000 and 6,350,000 issued and outstanding, respectively	600	635
Series E Preferred Stock, Par Value $0.0001, 15,000,000 shares authorized, 14,989,500 issued and outstanding, respectively	1,499	1,499
Common Stock, Par Value $0.001, 6,500,000,000 shares authorized, 553,024,616 and 537,774,616 issued and outstanding, respectively	553,024	537,774
Additional paid-in capital	3,179,836	2,884,051
Accumulated deficit	(4,898,026)	(5,018,302)
Total stockholders’ deficit	$(912,858)	$(1,344,134)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$57,490	$615

The accompanying notes are an integral part of these financial statements.

F-2

Nate’s Food Co.

Statements of Operations

	Year Ended
	May 31,
	2022	2021
Revenue
Digital currency mining	$70,395	$-
Other revenue	-	1,758
Cost of revenue	197,189	456
Gross loss	(126,794)	1,302

Operating Expenses
General and administrative	71,480	22,434
Total operating expenses	71,480	22,434

Operating Loss	(198,274)	(21,132)

Other Income (Expense)
Gain on change in fair value of derivative liability	373,925	1,184,178
Loss on disposal of digital currency	(9,793)	-
Interest expense	(116,131)	(20,152)
Gain on settlement of debts	76,027	-
Impairment loss on digital currency	(5,478)	-
Total other income (expenses)	318,550	1,164,026

Net Income	$120,276	$1,142,894

Net income per common share:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

Weighted average number of common shares outstanding:
Basic	544,193,109	537,774,616
Diluted	653,269,780	545,415,172

The accompanying notes are an integral part of these financial statements.

F-3

Nate’s Food Co.

Statements of Changes in Stockholders’ Deficit

Years Ended May 31, 2022 and 2021

	Preferred Stock												Additional		Total
	Series A		Series B		Series C		Series D		Series E		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	deficit	Deficit
Balances May 31, 2020	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(6,161,196)	$(2,487,028)
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	1,142,894	1,142,894
Balances May 31, 2021	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(5,018,302)	$(1,344,134)
Conversion of Series D Preferred Stock	-	-	-	-	-	-	(350,000)	(35)	-	-	5,250,000	5,250	(5,215)	-	-
Issuance common stock as debt discount on convertible note	-	-	-	-	-	-	-	-	-	-	10,000,000	10,000	82,000		92,000
Forgiveness of related party accounts payable	-	-	-	-	-	-	-	-	-	-	-	-	219,000	-	219,000
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	120,276	120,276
Balances May 31, 2022	1,940,153	$194	150,000	$15	250,000	$250,000	6,000,000	$600	14,989,500	$1,499	553,024,616	$553,024	$3,179,836	$(4,898,026)	$(912,858)

 The accompanying notes are an integral part of these financial statements.

F-4

Nate’s Food Co.

Statements of Cash Flows

	Year Ended
	May 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$120,276	$1,142,894
Adjustments to reconcile net income to net cash used in operating activities:
Gain on change in fair value of derivative liability	(373,925)	(1,184,178)
Amortization of discount on convertible note	79,366	-
Impairment loss on digital currency	5,478	-
Gain on settlement of debts	(76,027)	-
Realized loss on disposal of digital currency	9,793	-
Changes in operating assets and liabilities:
Prepaids	(9,900)	-
Digital currency	(36,736)	-
Accounts payable and accrued liabilities	27,913	17,019
Accrued interest - related party	12,883	12,894
Accrued interest	23,889	7,259
Net cash used in operating activities	(216,990)	(4,112)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(12,337)	-
Net cash used in investing activities	(12,337)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible notes payable	240,500	-
Proceeds from notes payable - related party	2,000	4,000
Net cash provided by financing activities	242,500	4,000

Net cash decrease for the period	13,173	(112)
Cash at beginning of period	615	727
Cash at end of period	$13,788	$615

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-Cash Investing and Financing Activity:
Reclassification of accounts payable to notes payable - related party	$25,612	$17,019
Common Stock issued as debt discount on convertible note payable	$92,000	$-
Conversion of Series D Preferred Stock to Common Stock	$5,250	$-
Forgiveness of related party accounts payable	$219,000	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

NATE’S FOOD CO.

NOTES TO THE FINANCIAL STATEMENTS

May 31, 2022 AND 2021

Note 1 – Organization and Summary of Significant Accounting Policies

Organization and Nature of Business

Nate’s Food Co. (“we,” “us,” “our,” the “Company” or the “Registrant”) was incorporated in the state of Colorado on January 12, 2000. Nate’s Food Co. is domiciled in the state of Colorado, and its corporate headquarters are located in Huntington Beach, California. The Company selected May 31 as its fiscal year end. On May 12, 2014, Nate’s Pancakes Inc. was incorporated in the state of Indiana. On May 19, 2014, the Company completed a reverse merger between Nate’s Pancakes, Inc and Capital Resource Alliance. Nate’s Pancakes was the surviving Company. In May 2014, the Company changed its name from Capital Resource Alliance to Nate’s Food Co.

The Company is engaged in “Bitcoin Mining” – i.e., the process by which Bitcoins are created resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners. The Company has purchased ASIC (application-specific integrated circuit) computers - computers specifically designed for cryptocurrency mining - that are used for Bitcoin Mining. We have placed this Bitcoin Mining equipment with 3rd party datacenters or farms (often referred as a “Co-Location”) that will power and operate our Bitcoin Mining equipment for a fee. We generate revenues through receiving Bitcoin from our Bitcoin Mining equipment.

Basis of Presentation

The accompanying audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.

Use of Estimates

The preparation of financial statements with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on Nate’s Food Co. financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Nate’s Food Co.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term marketable securities purchased with maturity of three months or less to be cash equivalents.

Digital Currencies

We currently account for all digital currencies held as a result of these transactions as indefinite-lived intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other. We have ownership of and control over our digital currencies and we may use third-party custodial services to secure it. The digital currencies are initially recorded at cost and are subsequently remeasured on the balance sheet at cost, net of any impairment losses incurred since acquisition.

We determine the fair value of our digital currencies on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted prices on the active exchange(s) that we have determined is the principal market for such assets (Level 1 inputs). We perform an analysis each quarter to identify whether events or changes in circumstances, principally decreases in the quoted prices on active exchanges, indicate that it is more likely than not that our digital currencies are impaired. In determining if an impairment has occurred, we consider the lowest market price of one unit of digital currency quoted on the active exchange since acquiring the digital currency. If the then current carrying value of a digital currency exceeds the fair value so determined, an impairment loss has occurred with respect to those digital currencies in the amount equal to the difference between their carrying values and the price determined.

F-6

Impairment losses are recognized within other income (expense) on the statements of operations in the period in which the impairment is identified. The impaired digital currencies are written down to their fair value at the time of impairment and this new cost basis will not be adjusted upward for any subsequent increase in fair value. Gains are not recorded until realized upon sale(s), at which point they are presented net of any impairment losses for the same digital assets held within other income (expense). In determining the gain to be recognized upon sale, we calculate the difference between the sales price and carrying value of the digital assets sold immediately prior to sale.

As of May 31, 2022, the market value of digital currencies was lower than the Company’s cost basis by $5,478, which amount is recorded as impairment loss on digital currency.

Fair Value of Financial Instruments

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets, liabilities in active markets.

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active.

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement

The following table summarizes fair value measurements by level at May 31, 2022 and 2021, measured at fair value on a recurring basis:

May 31, 2022	Level 1	Level 2	Level 3	Total
Assets
Digital currency	$21,465	$-	$-	$21,465
Liabilities
Derivative liabilities	$-	$-	$163,615	$163,615

May 31, 2021	Level 1	Level 2	Level 3	Total
Assets
Digital currency	$-	$-	$-	$-
Liabilities
Derivative liabilities	$-	$-	$537,540	$537,540

Earnings per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method for outstanding warrants and options and using the if-converted method for convertible debt and convertible preferred stock. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

For the years ended May 31, 2022 and 2021, the following warrants, convertible notes and convertible preferred stock were potentially dilutive.

	Year ended
	May 31,
	2022	2021
	(Shares)	(Shares)
Convertible notes payable	109,076,671	185,358,384
Series B convertible preferred stock	150,000,000	150,000,000
Series C convertible preferred stock	16,500,000	16,500,000
Series D convertible preferred stock	90,000,000	95,250,000
Series E convertible preferred stock	149,895,000	149,895,000
	515,471,671	597,003,384

F-7

The following represents a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the year ended May 31, 2022:

	Net Income (Loss)	Shares	Per Share
	(Numerator)	(Denominator)	Amount
Basic EPS	$120,276	544,193,109	$0.00
Effect of dilutive securities:
Convertible notes payable (gain on derivative liability)	(373,925)	109,076,671	(0.00)
Preferred stock	-	-	-
Diluted EPS	$(253,649)	653,269,780	$(0.00)

Potential dilution from the convertible preferred stock was not included in the calculation of the dilutive earnings per share calculation for the year ended May 31, 2022, as the effect is anti-dilutive.

The following represents a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the year ended May 31, 2021:

	Net Income (Loss)	Shares	Per Share
	(Numerator)	(Denominator)	Amount
Basic EPS	$1,142,894	537,774,616	$0.00
Effect of dilutive securities:
Convertible notes payable	(1,184,178)	185,358,384	-
Preferred stock	-	-	-
Diluted EPS	$(41,284)	723,133,000	$(0.00)

Potential dilution from the convertible preferred stock was not included in the calculation of the dilutive earnings per share calculation for the year ended May 31, 2021, as the effect is anti-dilutive.

Equipment

Bitcoin Mining equipment is stated at cost less accumulated amortization.  Amortization is computed on the straight-line method over the useful life of four years and is included in the cost of revenue.

Lease

The Company leases Bitcoin equipment (Note 3), for the mining of Bitcoin.

In accordance with ASC 842, “Leases”, we determine if an arrangement is a lease at inception.

The equipment lease meets the definition of a short-term lease because the lease term is 12 months or less. Consequently, consistent with Company’s accounting policy election, the Company does not recognize the right-of-use asset and the lease liability arising from this lease.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

F-8

Our revenues currently consist of cryptocurrency mining revenues. The Company earns its cryptocurrency mining revenues by providing transaction verification services within the digital currency networks of cryptocurrencies, for Bitcoin. The Company satisfies its performance obligation at the point in time that the Company is awarded a unit of digital currency through its participation in the applicable network and network participants benefit from the Company’s verification service. In consideration for these services, the Company receives Bitcoin, net of applicable network fees, which are recorded as revenue using the closing U.S. dollar price of Bitcoin on the date of receipt. Expenses associated with running the cryptocurrency mining operations, which are currently utilities, equipment lease and monitoring services are recorded as cost of revenues.

There is currently no specific definitive guidance in GAAP or alternative accounting frameworks for the accounting for the production and mining of digital currencies and management has exercised significant judgment in determining appropriate accounting treatment for the recognition of revenue for mining of digital currencies. Management has examined various factors surrounding the substance of the Company’s operations and the guidance in ASC 606, including identifying the transaction price, when performance obligations are satisfied, being the completion and addition of a block to a blockchain and the award of a unit of digital currency to the Company, and the amount of consideration that the Company expects to be entitled. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies which could result in a change in the Company’s financial statements.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Recently Issued Accounting Pronouncements

The Company has determined that there are no applicable recently issued accounting pronouncements that are expected to have a material impact on these financial statements.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has negative working capital, recurring losses, and does not have an established source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the succeeding paragraphs and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operations and growth. Management may raise additional capital by retaining net earnings or through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

F-9

Note 3 – Prepaid Expenses

On September 30, 2021 and October 22, 2021, the Company entered into two agreements to lease Bitcoin equipment for a term of 270 days and 200 days, respectively. During the year ended May 31, 2022, the Company paid $192,600 and recognized $169,968 in lease expenses, resulting in $9,900 prepaid expenses for the leased equipment.

As of May 31, 2022, and May 31, 2021, prepaid expenses were $9,900 and $0, respectively.

Note 4 – Related Party Transactions

Notes Payable – Related Party

As at May 31, 2022 and May 31, 2021, the total amount owed to an officer was $388,687 and $361,075, respectively. Of the May 31, 2022, amount $57,000 of the loan is at 10% interest and was to be repaid by June 28, 2017, and currently is in default, and as at May 31, 2022 and May 31, 2021, accrued interest of $33,779 and $28,079, respectively, in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, $71,902 of the loan is at 10% interest and due on December 31, 2015, and currently in default and as at May 31, 2022 and May 31, 2021, accrued interest of $55,385 and $48,195, respectively, in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, $259,785 of the loan includes $25,612 and $17,019 that was reclassified from accounts payable as at May 31, 2022 and 2021, respectively, as well as $2,000 and $400 in cash received during the years ended May 31, 2022 and 2021, respectively. This amount is at 0% interest and is due on demand.

Accounts Payable and Accruals – Related Party

During the year ended May 31, 2022, an accounts payable related party balance of $219,000 owed to a Company controlled by officers of the Company, was forgiven and recorded as an increase to additional paid in capital.

Note 5 – Convertible Notes

The Company had the following convertible notes payable outstanding as of May 31, 2022, and 2021:

	May 31,	May 31,
	2022	2021
Convertible note payable	$36,818	$36,818
Additions	275,000	-
	311,818	36,818

Less: debt discount and deferred financing cost	(47,134)	-
	264,684	36,818

Less: current portion of convertible notes payable	(264,684)	(36,818)
Long-term convertible notes payable	$-	$-

On October 13, 2016, the Company received financing from an unrelated party in the amount of $85,500 with $5,000 original issue discount and incurred $8,000 in financing costs. On December 29, 2017, the principal balance along with the related default penalties, accrued and unpaid interest, and the conversion rights were sold to another unrelated party. The original issue discount and financing costs were amortized over the original life of the note using the effective interest method. The $85,500 note bears 10% interest and matured on July 13, 2017. The note is currently in default and bears 18% interest rate while in default on the outstanding balance of $36,818 after $48,682 of conversions in prior years. The holder shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable shares of common stock. The conversion price is the 45% discount to the lowest traded price during the previous 20 trading days to the date of a conversion notice. The Company may redeem the note at rates ranging from 125% to 150% depending on the redemption date. The note derivative is revalued at each period end with gains or losses included in the statement of operations (see note 6 for details). During the year ended May 31, 2022, and 2021, the Company recognized interest expense of $6,627 and $5,430, respectively. As of May 31, 2022 and 2021, the Company had accrued interest of $41,172 and $34,546, respectively.

On October 14, 2021, the Company received financing from an unrelated party in the amount of $275,000 with $25,000 original issue discount and $9,500 in financing costs, for net proceeds to the Company of $240,500. The original issue discount and financing costs are being amortized over the original life of the note using the effective interest method. The $275,000 bears 10% interest and matures on October 14, 2022.The conversion price is $0.002 per share (Fixed Conversion Price) at any time after 180 days from the issue date, if an event of default, the conversion price shall be $0.001 per share. On October 14, 2021, the Company agreed, in connection with the authorization and issuance of convertible note of $275,000, to issue an additional 10,000,000 shares of common stock in accordance with the securities purchase agreement dated October 14, 2021, to the convertible note holder. The Company determined the fair value of 10,000,000 shares of common stock of $92,000 (according to market price on October 14, 2021) and shall amortize this cost over the life of the convertible note. On February 8, 2022, the Company issued 10,000,000 shares of common stock to note holder.

F-10

During the year ended May 31, 2022, the Company recognized interest expenses of $17,253 and $79,366 amortization of debt discount. As of May 31, 2022, the Company had accrued interest of $17,253 and unamortized debt discount of $47,134.

Note 6 – Derivative Liability

The Company analyzed the variable discounted conversion options on its convertible note dated October 13, 2016 of $36,818 (Note 5) for derivative accounting consideration under ASC 815, “Derivatives and Hedging,” and determined that the embedded conversion option should be classified as a liability due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company accounts for warrants (Note 7) as a derivative liability due to there being no explicit limit to the number of shares to be delivered upon settlement of all conversion options.

The following table summarizes the derivative liabilities included in the balance sheets at May 31, 2022, and May 31, 2021:

Balance - May 31, 2020	$1,721,718

Gain on change in fair value of the derivative	(1,184,178)
Balance - May 31, 2021	$537,540

Gain on change in fair value of the derivative	(373,925)
Balance - February 28, 2022	$163,615

The table below shows the Black-Scholes option-pricing model inputs used by the Company to value the derivative liability, as well as the determined value of the option liability at each measurement date:

	May 31,	May 31,
	2022	2021
Expected term	0.37 - 1.00 years	3.14 - 0.08 year
Expected average volatility	131% - 293%	336%
Expected dividend yield	-	-
Risk-free interest rate	0.00%	0.08%

Note 7 – Equity

Series A Preferred Stock

The Company is authorized to issue 2,000,000 shares of series A Preferred Stock at a par value of $0.0001. The Series A Preferred Stock has voting rights equal to 1,000 votes for each 1 share of common stock owned. The Series A Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series A Preferred Stock.

There were no issuances of the Series A Preferred Stock during the years ended May 31, 2022 and 2021.

As of May 31, 2022 and 2021, 1,940,153 shares of series A Preferred Stock were issued and outstanding.

Series B Preferred Stock

The Company is authorized to issue 150,000 shares of Series B Preferred Stock at a par value of $0.0001. The Series B Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series B Preferred Stock. The Series B Preferred Stock converts into common stock at a ratio of 1:1,000. However, the Series B Preferred Stock may not be converted for a period of 12 months from the date of issue.

There were no issuances of the Series B Preferred Stock during the years ended May 31, 2022 and 2021.

As of May 31, 2022 and 2021, 150,000 shares of Series B Preferred Stock were issued and outstanding.

F-11

Series C Preferred Stock

The Company is authorized to issue 250,000 shares of Series C Preferred Stock at a par value of $1. The Series C Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series C Preferred Stock. The Preferred Stock can be converted to common stock, at a conversion rate of 66 common shares for each preferred stock.

There were no issuances of the Series C Preferred Stock during the years ended May 31, 2022 and 2021.

As of May 31, 2022 and 2021, 250,000 shares of Series C Preferred Stock were issued and outstanding.

Series D Convertible Preferred Stock

During the year ended May 31, 2022, 350,000 shares of Series D Preferred Stock were converted into 5,250,000 shares of common stock at a rate of 1 share of Series D Preferred Stock for 15 shares of common stock.

As of May 31, 2022 and May 31, 2021, 6,000,000 and 6,350,000 shares of Series D Preferred Stock were issued and outstanding, respectively.

Series E Preferred Stock

The Company is authorized to issue 15,000,000 shares of series E Preferred Stock at a par value of $0.0001. The Series E Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series E Convertible Preferred Stock. Beginning October 1, 2016, each share of Series E Preferred Stock is convertible into ten (10) shares of common stock. From October 1, 2016 to October 1, 2018, holders of Series E Preferred Stock may at any time convert to shares of common stock, thereafter, the Company may elect to convert any outstanding stock at any time without notice to the shareholders. The Company evaluated the conversion feature and concluded that it did not qualify as a derivative transaction. The Company evaluated the convertible preferred stock under FASB ACS 470-20-30 and determined it does not contain a beneficial conversion feature.

There were no issuances of the Series E Preferred Stock during the years ended May 31, 2022 and 2021.

As of May 31, 2022 and 2021, 14,989,500 shares of Series E Preferred Stock were issued and outstanding, respectively.

Common stock

The Company is authorized to issue 6,500,000,000 shares of common stock at a par value of $0.001.

During the year ended May 31, 2022, in connection with issuance of $275,000 convertible note (Note 5), the Company issued 10,000,000 shares of common stock valued at $92,000.

As of May 31, 2022 and May 31, 2021, 553,024,616 and 537,774,616 shares of common stock were issued and outstanding, respectively.

Warrants

On September 29, 2015, the Company granted 1,000,000 warrants valued at $29,000 to Vista Capital Investments, LLC, in exchange for interest owed of $12,222, and recognized a loss on debt settlement of $16,778. Warrants were originally exercisable into 1,000,000 shares of common stock, for a period of five years from issuance, at a price of $0.05 per share, with multiple reset provisions when the share price is below $0.05. As a result of these reset features, additional warrants were issued and became exercisable into 92,332,564 shares of common stock at $0.00011 per share. Each warrant was exercisable into one share of common stock.  As of May 31, 2021 all warrants were forfeited and there were none outstanding.

No warrants were issued during the year ended May 31, 2022.

F-12

Note 8 – Bitcoin intangible assets

The Company mined Bitcoin with a total aggregate value of $70,395. The Company has accounted for these coins as indefinite life intangible assets. The Company recorded the mining of the coins as revenue from digital currency mining in its result of operations, along with cost of sales (electricity and other hosting fees) remitted to the co-location host in Bitcoin, and equipment lease costs. The Company’s digital currency asset consists of the following at May 31, 2022 and 2021:

	Year Ended	Year Ended
	May 31,	May 31,
Bitcoin Held	2022	2022
Opening balance	$-	$-
Additions earned	70,395	-
Sales	(10,042)	-
Remittance as cost of sales	(33,410)	-
Impairment	(5,478)	-
Ending balance	$21,465	$-

Note 9 – Risks and Uncertainties

In early 2020, the World Health Organization declared the rapidly spreading coronavirus disease (COVID-19) outbreak a pandemic. This pandemic has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no retroactive material adverse impacts on the Company’s results of operations and financial position at May 31, 2022 and 2021. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company in the future. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Annual Report on Form 10-K. These estimates may change, as new events occur and additional information is obtained.

Note 10 – Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended May 31, 2022 and 2021 as applicable under ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law including lowering the corporate tax rate from 35% to 21%. In addition to applying the new lower corporate tax rate in 2018 and thereafter to any taxable income we may have, the legislation affects the way we can use and carry forward net operating losses previously accumulated and results in a revaluation of deferred tax assets and liabilities recorded on our balance sheet. The Company has completed the accounting for the effects of the Act during the period ended May 31, 2022. Given that current deferred tax assets are offset by a full valuation allowance, these changes will have no impact on the balance sheet.

F-13

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	21%
Effect on operating losses	(21)%

Changes in the net deferred tax assets consist of the following:

	May 31,	May 31,
	2022	2021
Net operating loss carry forward	$(248,171)	$(41,284)
Effective tax rate	21%	21%
Tax benefit of net operating loss carryforward	52,116	8,670
Valuation allowance	(52,116)	(8,670)
Deferred income tax assets	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	May 31,	May 31,
	2022	2021
Total deferred tax assets at statutory tax rate	$279,052	$226,936
Increase in valuation allowance	(279,052)	(226,936)
Net deferred tax asset	$-	$-

Note 10 – Gain on Settlement of Debts

During the year ended May 31,2022, pursuant to California Law, which legal action to recover an open book account must be taken within four years of the date the debt occurred (Code Civ. Proc., §337), the Company recognized gain on settlement of debts to four vendors in amount of $76,027.

Note 11 – Subsequent Events

Management has evaluated subsequent events through the date these financial statements were issued. Based on our evaluation the following material events have occurred that require disclosure.

On July 15, 2022, the Company executed an exclusive license agreement with Kenny B, LLC for the product name Sh’Mallow, a non-refrigerated, shelf stable marshmallow product. The Company will pay a royalty of 7.5% on all Net Sales of Sh’Mallow. 12 months after the execution of the agreement a minimum royalty payment of $5,000 a month shall be required to maintain the exclusivity of the license agreement.  As part of the License Agreement, beginning six months from the effective date of the agreement, Kenny B, LLC has the right to purchase 27,000,000 shares of common stock at a price of $0.00025 per share. Kenny B, LLC shall have the right to purchase the shares for during the term of the License Agreement.

F-14

PART III EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws
3.3	Restated Articles of Incorporation
3.4	Amended and Restated Articles of Incorporation
3.5	Certificate of Designation, Preferences and Rights of Series A Preferred Stock
3.6	Certificate of Designation, Preferences and Rights of Series B Preferred Stock
3.7	Certificate of Designation, Preferences and Rights of Series C Preferred Stock
3.8	Certificate of Designation, Preferences and Rights of Series D Preferred Stock
3.9	Certificate of Designation, Preferences and Rights of Series E Preferred Stock
3.10	Restated Articles of Incorporation
3.11	Restated Articles of Incorporation
3.12	Restated Articles of Incorporation
4.1*	Form of Subscription Agreement
10.1	Exclusive Intellectual Property License Agreement between the Company and Kenny B, LLC
10.2	Convertible Promissory Note, $275,000 face amount, in favor of FirstFire Global Opportunities Fund, LLC
11.1*	Consent of Pinnacle Accountancy Group of Utah, Independent Registered Public Accounting Firm
11.2*	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)
12.1*	Opinion of Newlan Law Firm, PLLC

________________________________

* Filed herewith; all other exhibits incorporated by reference as indicated.

48

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California, on November 14, 2022.

NATE’S FOOD CO.

By:	/s/ Nate Steck
Nate Steck
President and Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Nate Steck
	Nate Steck	November 14, 2022
President, Chief Executive Officer and
Director (Principal Executive Officer)

By:	/s/ Marc Kassoff
	Marc Kassoff	November 14, 2022
Chief Financial Officer and Director
(Principal Financial Officer and
Principal Accounting Officer)

49